Prospectus Supplement (Sales Report) No. 27 dated April 21, 2009 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated October 13, 2008 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 380731

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
380731	$25,000	$25,000	15.37%	1.00%	April 17, 2009	April 17, 2012	April 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 380731. Member loan 380731 was requested on April 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,492 / month
Current employer:	Mantech Corporation	Debt-to-income ratio:	22.59%
Length of employment:	1 year 9 months	Location:	Ashburn, VA

Home town:	Plattsburgh
Current & past employers:	Mantech Corporation
Education:	Saint Michaels College

This borrower member posted the following loan description, which has not been verified:

I am seeking investment funds to cover inventory investment, advertising, and infrastructure upgrades. I operate an e-commerce site specializing in sports nutrition supplements. The business was started in 2005 and has been running since then. Recently, I overhauled the site with a new user interface and added PayPal as an additional payment method. The site already accepts Visa, MasterCard, Amex, and Google Checkout. Annual sales in 2007 was approx. $90k and $235k in 2008. The target for 2009 was originally $500k, but due to the economy, this target will be scaled back to $400k. Proft on this should be $40-$60k. In additon, I am employed in IT making $87,360. I have put off home buying to develop the business further. Please contact me for questions. Thanks for your consideration.

A credit bureau reported the following information about this borrower member on April 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,523.00	Public Records On File:	0
Revolving Line Utilization:	77.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381578

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
381578	$17,400	$17,400	13.47%	1.00%	April 17, 2009	April 17, 2012	April 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 381578. Member loan 381578 was requested on April 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,917 / month
Current employer:	National Aeronautics and Space Administration (NASA)	Debt-to-income ratio:	13.38%
Length of employment:	2 years 3 months	Location:	Picayune, MS

Home town:
Current & past employers:	National Aeronautics and Space Administration (NASA)
Education:

This borrower member posted the following loan description, which has not been verified:

I am working on becoming debt free. I work for the federal government, which is only one of a few safe jobs these days, and I have a good credit history. I would like to use this money to consolidate four credit cards into one payment, which I could repay in the alloted 3 years.

A credit bureau reported the following information about this borrower member on April 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,598.00	Public Records On File:	0
Revolving Line Utilization:	57.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Besides your loan application income and debt, is there any other household income/debt which will aid/hinder you in becoming debt free? Perhaps from spouse.	No, there is nothing that would hinder my becoming debt free. I have a great job, one of which I intend to keep and one of which pays very well. I am single, so there is no additional income nor is there additional debt. I just really want to become debt free and have been working hard at it for the last six months. This loan is one of many steps I am making on the road to becoming debt free.
Are you a permanent employee with NASA or temp? Do you intend on staying with NASA during the entire term of this loan. Thank you.	I am a permanent, government employee with NASA. I have no intention of leaving their employment during the term of this loan or even beyond.

Member Payment Dependent Notes Series 383557

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
383557	$4,800	$4,800	12.21%	1.00%	April 17, 2009	April 17, 2012	April 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 383557. Member loan 383557 was requested on April 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,333 / month
Current employer:	Sentara Health Care	Debt-to-income ratio:	16.72%
Length of employment:	20 years 8 months	Location:	Va. Beach, VA

Home town:	Wilson
Current & past employers:	Sentara Health Care
Education:

This borrower member posted the following loan description, which has not been verified:

Loan to pay off high interest credit card financed through dentist's office.

A credit bureau reported the following information about this borrower member on April 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1989	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	47	Months Since Last Delinquency:	20
Revolving Credit Balance:	$9,878.00	Public Records On File:	0
Revolving Line Utilization:	56.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please provide details regarding your previous delinquency? What interest rate are you paying now? Thank you.	I am unsure what you are referring to. Could you be more specific? Thank you!
It appears that you had a late payment on one of your accounts 20 months ago. Can you provide the specifics about this? Second, what interest rate are you paying on the credit card that you obtained through the dentist's office? Thank you.	The dentist's office uses Capital One to provide credit. The interest rate is 21.9%. At this time, I cannot recall the delinquency, and I will need to check into this and get back to you as soon as possible. If you have the specific account name that shows a delinquency, please provide that information via email. It's okay to reveal this info via internet to me. Thank you!
The only information I have is what's posted in your request in the delinquent payment section. Your credit report should be able to pinpoint exactly which account it was in. Hopefully, we can knock 10 points off your current interest rate if this loan fully funds. Thank you for your prompt replies.	Dear Lender, Thank you for your patience! I obtained my credit report and scoured the account details until, finally, I found the account you are referring to. It is a closed account with Wachovia Bank, and the one time it was past due occurred in August 2007. I cannot recall the particular circumstances, and I am so surprised, because I just can't believe that I ever missed a payment date! I am very sorry that I cannot provide you with more information regarding this; however, I can tell you that I still do business with this lender and my account is in good standing. Thank you very much!!
it shows here a delinquency about 20 months ago (July or August 2007). can you explain once you find out?	Dear Lender, Thank you for your patience! I obtained my credit report and scoured the account details until, finally, I found the account you are referring to. It is a closed account with Wachovia Bank, and the one time it was past due occurred in August 2007. I cannot recall the particular circumstances, and I am so surprised, because I just can't believe that I ever missed a payment date! I am very sorry that I cannot provide you with more information regarding this; however, I can tell you that I still do business with this lender and my account is in good standing. Thank you very much!!
Also what do you do at Sentara Health Care?	I am the office coordinator for the Occupational Health Office.

Member Payment Dependent Notes Series 385028

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
385028	$5,500	$5,500	14.74%	1.00%	April 20, 2009	April 20, 2012	April 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 385028. Member loan 385028 was requested on April 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,232 / month
Current employer:	Exel Logistics	Debt-to-income ratio:	21.33%
Length of employment:	8 years 9 months	Location:	HOUSTON, TX

Home town:
Current & past employers:	Exel Logistics
Education:

This borrower member posted the following loan description, which has not been verified:

I am looking to consolidate my credit card debits into one payment my credit score is 707 and i only missed one payment one month i am very reliable and have a steady job ive been working there for 6 years

A credit bureau reported the following information about this borrower member on April 6, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,041.00	Public Records On File:	0
Revolving Line Utilization:	59.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 385925

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
385925	$11,000	$11,000	13.47%	1.00%	April 20, 2009	April 17, 2012	April 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 385925. Member loan 385925 was requested on April 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,000 / month
Current employer:	CSG HealthNet Solutions	Debt-to-income ratio:	13.65%
Length of employment:	1 year 8 months	Location:	Lubbock, TX

Home town:	amarillo
Current & past employers:	CSG HealthNet Solutions
Education:	South Plains College

This borrower member posted the following loan description, which has not been verified:

wedding and debt consolidation

A credit bureau reported the following information about this borrower member on April 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,476.00	Public Records On File:	0
Revolving Line Utilization:	42.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 387377

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
387377	$20,000	$20,000	17.58%	1.00%	April 17, 2009	April 17, 2012	April 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 387377. Member loan 387377 was requested on April 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,417 / month
Current employer:	State of california CDCR	Debt-to-income ratio:	16.93%
Length of employment:	3 years	Location:	Morro Bay, CA

Home town:	Morro Bay
Current & past employers:	State of california CDCR, nevada county public health department
Education:	San Jose State University

This borrower member posted the following loan description, which has not been verified:

Dear lender, I need 25,000.00 for a settlement offer to pay off a loan on some property. I'm a registered nurse and employed with the state of california. Although the economy is in trouble I'll always have work as a nurse. I have not been without employment since I graduated with by BSN 20 years ago. I'm a person that respects the rules and will always pay on time. Whenever possible I use automated billpay or e-bills through my banking establishment. Thank you Anna Sailors

A credit bureau reported the following information about this borrower member on April 3, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	9	Months Since Last Delinquency:	6
Revolving Credit Balance:	$18,606.00	Public Records On File:	0
Revolving Line Utilization:	67.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is this an investment property? Near Morrow Bay?	Dear notagrandpa, Thank you for your interest.( I accidentally submitted the answer without thanking you)
Thanks for being polite, but all that came through was: Thank you for your interest.( I accidentally submitted the answer without thanking you)	Dear notagrandpa, I wonder what happened. Well, the answer I had sent was: No, the property is in the San Joaquin valley, and it has been in the family for over a hundred years, I'm hoping to keep it.. Thank you again.
If you "always pay on time", can you explain your last delinquency?	It was a annual service fee. I had had a zero balance for many months and had not thought about this credit card because I was not using it. I didn't realize I had a fee untill it was too late. But i paid it in full once I noticed what had happened.
Dear Anna. You seem to be very polite and sound like a good educated person. You've got my money. Hope all is well. Leo	Thank You. Your support is appreciated.

Member Payment Dependent Notes Series 387465

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
387465	$4,200	$4,200	14.11%	1.00%	April 21, 2009	April 21, 2012	April 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 387465. Member loan 387465 was requested on April 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,558 / month
Current employer:	n/a	Debt-to-income ratio:	4.62%
Length of employment:	n/a	Location:	Lorain, OH

Home town:	Lorain
Current & past employers:	Lorain Community Hospital, Cleveland Clinic, Parma Community General Hospital
Education:	Lorain County Community College

This borrower member posted the following loan description, which has not been verified:

Will be used to fix garage roof, landscaping, a furnace for the house, new storm windows and pay off the current mortgage and some medical bills, also, paint the house. need dental care and procedures

A credit bureau reported the following information about this borrower member on March 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,255.00	Public Records On File:	0
Revolving Line Utilization:	37.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 387655

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
387655	$7,750	$7,750	9.63%	1.00%	April 20, 2009	April 29, 2012	April 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 387655. Member loan 387655 was requested on April 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,083 / month
Current employer:	Fletcher, Tilton, Whipple	Debt-to-income ratio:	11.36%
Length of employment:	2 years	Location:	nashua, NH

Home town:
Current & past employers:	Fletcher, Tilton, Whipple
Education:	Framingham State College

This borrower member posted the following loan description, which has not been verified:

Looking to consolidate debt into single payment. Also, to make purchase to improve home.

A credit bureau reported the following information about this borrower member on March 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	81
Revolving Credit Balance:	$6,720.00	Public Records On File:	0
Revolving Line Utilization:	19.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 387716

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
387716	$20,000	$20,000	15.05%	1.00%	April 15, 2009	April 14, 2012	April 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 387716. Member loan 387716 was requested on March 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$6,617 / month
Current employer:	American Eurocopter	Debt-to-income ratio:	15.32%
Length of employment:	1 month	Location:	ALEXANDRIA, VA

Home town:	Lansing
Current & past employers:	American Eurocopter, Air methods Corporation
Education:	Embry-Riddle Aeronautical University

This borrower member posted the following loan description, which has not been verified:

I am getting this loan in order to consolidate debt into one monthly payment and pay off some credit cards.

A credit bureau reported the following information about this borrower member on March 31, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	58
Revolving Credit Balance:	$18,636.00	Public Records On File:	0
Revolving Line Utilization:	81.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What's your CC's interest rate?	13.24%
Then do you realize you will pay higher interest rate in this loan than your CC's?	Yes, I need to transfer one of the cards out of someone else's name into mine. There is a high balance on that card and I have to take it on and do not have the resources to pay it off or transfer the balance to another card. Thanks though.

Member Payment Dependent Notes Series 388330

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
388330	$3,250	$3,250	15.68%	1.00%	April 15, 2009	April 14, 2012	April 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 388330. Member loan 388330 was requested on March 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,000 / month
Current employer:	Tropic Tan Lakeway	Debt-to-income ratio:	11.80%
Length of employment:	5 years 6 months	Location:	Round Rock, TX

Home town:	Hyde Park
Current & past employers:	Tropic Tan Lakeway, Texas Wings
Education:	Texas State University-San Marcos

This borrower member posted the following loan description, which has not been verified:

I will have completed my degree at Texas State University as of May and will student teach in the fall. I will be unable to work during this time and still need to pay for tuition for the fall semester as well.

A credit bureau reported the following information about this borrower member on March 31, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,352.00	Public Records On File:	0
Revolving Line Utilization:	79.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
This sounds like a worthy investment. I'd liek to help. Do you alreaady have a job lined up when you finsh your student teaching? Will you be able to continue with your present job while student teaching? What are your curent monthly expenses and do you have any other form of income that will allow you to handle these payment commitments? Finally, do you intend to keep this note to maturity? If not, how long until you expect to have it repaid? Thanks and good luck with the funding process!	I do not have a teaching job lined up after I student teach but I will be able to resume my management position at the tanning salon after I graduate in December. I will be able to manage EFT's for the salon monthly and do weekly deposits which will provide me with about $200/month August-December. I do not have any monthly expenses other than gas and $100 that I pay my parents for my car insurance and if I get into a bind I have no problem working side jobs to pay my bills. I was told by my advisors at school that part time employment while student teaching would be overwhelming and to avoid it at all costs but occasionally babysitting is not out of the questions. I believe that I will keep this note to maturity due to the fact that I will be on my own for the first time once I graduate and will probably focus extra money on building my classroom and home instead of paying a bulk amount on a loan.
How will you pay this back if you will not be working while student teaching? I would like to hear your plan. Thanks	I will work full time during the summer and will continue to do the monthly EFT memberships that the tanning salon I manage has while I student teach. This will provide me with about $200/month.
How do you expect to make payments on the loan, if you are not working?	I will work full time during the summer and will continue my duty of managing EFT's at the tanning salon monthly while I am student teaching. This can be done on the weekends and will provide me with about $200/month August-December 2009. Then I will resume my management position full time while I look for a teaching job in the area.
What are you studying at Texas State?	Education, early childhood-4th grade.
How will you cover the deficit between your 200/month income and the $113.76/month Lending Club loan payment, $100/month insurance payment, a revolving credit payment, gas, and misc expenses? It looks like a $100 to $200 shortfall.	Money saved from the summer and my parents pay for my gas and car maintence. I just pay them money for insurance.

Member Payment Dependent Notes Series 388341

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
388341	$12,000	$12,000	13.47%	1.00%	April 20, 2009	April 17, 2012	April 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 388341. Member loan 388341 was requested on April 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,667 / month
Current employer:	State Farm Insurance Companies	Debt-to-income ratio:	21.90%
Length of employment:	9 years 9 months	Location:	Tempe, AZ

Home town:	Colorado Springs
Current & past employers:	State Farm Insurance Companies
Education:	Colorado State University (CSU)

This borrower member posted the following loan description, which has not been verified:

Consolodating debt into one payment

A credit bureau reported the following information about this borrower member on March 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$43,863.00	Public Records On File:	0
Revolving Line Utilization:	63.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 388494

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
388494	$4,750	$4,750	12.21%	1.00%	April 20, 2009	April 20, 2012	April 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 388494. Member loan 388494 was requested on April 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,767 / month
Current employer:	Mt. Clemens General Hospital	Debt-to-income ratio:	20.95%
Length of employment:	4 months	Location:	NEW HAVEN, MI

Home town:	Detroit
Current & past employers:	Mt. Clemens General Hospital
Education:	Baker College of Clinton Township

This borrower member posted the following loan description, which has not been verified:

wanting to purchase a used truck

A credit bureau reported the following information about this borrower member on April 6, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	26	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,272.00	Public Records On File:	0
Revolving Line Utilization:	33.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you tell me what sort of hospital work you do? Do you have any plans to work on your debt?	Im an Register Nurse and of course I do, but going through college at my age and being a single parent put me behind. I just graduated in December.
Congrats on your degree...I'm almost done with my degree from Baker also. Best of luck to you and you've got my funding.	Thank you...and good luck to you as well. Btw what are you going to school for?

Member Payment Dependent Notes Series 388929

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
388929	$15,500	$15,500	13.16%	1.00%	April 15, 2009	April 13, 2012	April 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 388929. Member loan 388929 was requested on March 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,280 / month
Current employer:	Rockingham County Public Schools	Debt-to-income ratio:	9.60%
Length of employment:	1 year	Location:	Harrisonburg, VA

Home town:	Cheverly
Current & past employers:	Rockingham County Public Schools, Shenandoah County Public Schools
Education:	James Madison University, Lord Fairfax Community College, Shenandoah University

This borrower member posted the following loan description, which has not been verified:

I will be using this loan to refinance my credit card and to pay for a used vehicle. This rate is much better and will allow me to pay off both in 3 years.

A credit bureau reported the following information about this borrower member on March 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1989	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	34	Months Since Last Delinquency:	14
Revolving Credit Balance:	$64,831.00	Public Records On File:	0
Revolving Line Utilization:	25.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do with Rockingham County Public Schools?	I am a seventh grade English and Reading teacher. I also coach the volleyball team at the middle school.

Member Payment Dependent Notes Series 388996

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
388996	$11,500	$11,500	16.00%	1.00%	April 15, 2009	April 11, 2012	April 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 388996. Member loan 388996 was requested on March 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,911 / month
Current employer:	A-C Transit	Debt-to-income ratio:	21.09%
Length of employment:	1 year 6 months	Location:	San Francisco, CA

Home town:	San Francisco
Current & past employers:	A-C Transit, Wherehouse Music, Anderson News Co.
Education:	San Francisco State University, City College of San Francisco

This borrower member posted the following loan description, which has not been verified:

I have 7 credit cards and I am trying to obtain this loan amount to consolidate my debt and make my payments much easier to manage. I pay all my bills on time,I send more than the monthly minimum and have not missed any monthly payments. Also, by getting this loan, I will be able to put myself on track towards my goal of eventually purchasing a house. Thank you for reading this.

A credit bureau reported the following information about this borrower member on March 28, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,416.00	Public Records On File:	0
Revolving Line Utilization:	67.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
The interest you're willing to pay on this loan is pretty high. What are some of the rates you're paying on your 7 CC's?	Yes it is high but lower than the ones i currently have. Here is the breakdown: 15.24/ Cash adv. -21.99 17.24/Cash adv. -19.99 20.80 31.99 24.99 18.99 18.74/Cash adv. -20.99 The plan is to take this loan and use it towards my three highest credit cards I currently owe on. Thank you for the question.
How much of your debt do you pay off each month? How much is your rent?	Can you elaborate on the 1st question? Do you want an exact number or a percentage? I try to send more than the minimum on the 3 biggest CC that i owe on. Now the other 4 cards have the much lower amounts I owe (500-2000) so what i have been doing is going one by one and trying to pay them off completely while paying a little more than the minimums on the other 3 at the same time. I just paid off 2 CC using this process. Rent is 500/Mo Hope that helps/answers your question. Thank you

Member Payment Dependent Notes Series 389079

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
389079	$5,000	$5,000	12.84%	1.00%	April 15, 2009	April 16, 2012	April 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 389079. Member loan 389079 was requested on April 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Lagoons RV Resort	Debt-to-income ratio:	2.60%
Length of employment:	8 years 6 months	Location:	ROCKPORT, TX

Home town:
Current & past employers:	Lagoons RV Resort, Valley First Credit Union
Education:

This borrower member posted the following loan description, which has not been verified:

Would like to borrow $15,000 for remaining college at the lowest interest rate you have. I have excellent credit and got there by paying my monthly payments on time and in full. Thank you.

A credit bureau reported the following information about this borrower member on April 2, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$724.00	Public Records On File:	0
Revolving Line Utilization:	2.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are you studying? Also might want to take a look at Greennote.com for education funding.	I am studying drafting and architect. It is a passion of mine and I would like to contuine studying for it. Thank you.
What do you do right now? Would this income be discontinued, when you start school? Also, could you verify your credit, and income through lendingclub.	I'm currently working as bank teller, to be honest I just need this loan for less than 2 months and then I pay it back in full. My credit score is 771 and I am very responsible with my money. Thank you.
I'm a bit confused, can you not borrow the money through a student loan program, which would allow you to deduct the interest on your taxes, not to mention you may get a better rate and you can defer principle payments until after you graduate. I'm be out of school for a 10 years, maybe things have changed.	Getting school funds for me are a bit harder. Most of them require a parent's signature or parent's consent, but my parent's don't think that I would do in school and should just stay working with them. This for me is a solo thing. Or else I would get loan programs, thank you for asking.
You might want to check your research again, the loan is yours, you don't need a co signer, so I would question the real reason you need this loan, when you can get a rate less then 7% and defer principle, and possibly the interests until you graduate, Lending club looks like a poor choice for borrowing money for college. Granted you have to meet certian requirement for being a student, take enough credit hours etc. http://studentaid.ed.gov/PORTALSWebApp/students/english/studentloans.jsp?tab=funding	I understand when I do get this loan it will under me and only me. But I am only borrowing a short amount, I have the rest saved up and going through student loans do require a co-signer. I am very responsible and I have done my research. Thank you
What do you do at Lagoons RV Resort and how are you ensuring income while going to college?	I am working in the office making reservations, phone calls, making schedules for other employees. I do have a job lined up for me in the city of the college at a local bank and I if possible I can try to get another part time job. I'm using this money for tutition and books, nothing stupid like clothes and beer money. I'm very responsible.

Member Payment Dependent Notes Series 389118

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
389118	$10,000	$10,000	15.05%	1.00%	April 16, 2009	April 15, 2012	April 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 389118. Member loan 389118 was requested on April 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,917 / month
Current employer:	SNL Distrubution	Debt-to-income ratio:	20.19%
Length of employment:	6 years	Location:	BATESVILLE, AR

Home town:	Dallas
Current & past employers:	SNL Distrubution
Education:

This borrower member posted the following loan description, which has not been verified:

no note

A credit bureau reported the following information about this borrower member on March 31, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	n/a	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to know what is your "major" purchase? Thank you, Pat	I am building a log home, I have a foundation and roof to purchase.
Your credit situation looks pretty good. 1. How is it that you have no revolving credit balance? 2. What are your expenses? 3. Do you own the land? Do you make payments on that?	yes I own the land free and clear. we don't have credit cards any more. Our expenses are rent and truck payment.
I have two questions: (1) Could you explain what the 20% debt is in your debt-to-income ratio (since this amount is supposed to reflect debt other than mortgages and you have no credit card debt). (2) What were the two credit inquiries in the last 6 months about?	I have a truck payment

Member Payment Dependent Notes Series 389170

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
389170	$12,000	$12,000	7.68%	1.00%	April 15, 2009	April 14, 2012	April 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 389170. Member loan 389170 was requested on March 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Mahershalash LLC dba Frullati cafe	Debt-to-income ratio:	12.62%
Length of employment:	6 years	Location:	CANFIELD, OH

Home town:	damascus
Current & past employers:	Mahershalash LLC dba Frullati cafe, smoothie island
Education:

This borrower member posted the following loan description, which has not been verified:

acurardx

A credit bureau reported the following information about this borrower member on March 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,810.00	Public Records On File:	0
Revolving Line Utilization:	32.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Any chance you could verify your income and employment with Lending Club? That would make your loan application more appealing from an investment standpoint.	employed by mahershalashllc dba frullati cafe

Member Payment Dependent Notes Series 389501

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
389501	$13,750	$13,750	15.05%	1.00%	April 15, 2009	April 14, 2012	April 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 389501. Member loan 389501 was requested on March 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Northstar Marine	Debt-to-income ratio:	17.96%
Length of employment:	1 year	Location:	Del Haven, NJ

Home town:	Cape May
Current & past employers:	Northstar Marine, Eckels Diesel
Education:	Pennco Tech

This borrower member posted the following loan description, which has not been verified:

Looking to expand seafood buisness. Purchasing a new boat with gear. Market to sell my catch is very good and outlook is good. I also work for sea tow so I always have steady income coming in.

A credit bureau reported the following information about this borrower member on March 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2005	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,269.00	Public Records On File:	0
Revolving Line Utilization:	15.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 389660

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
389660	$20,000	$20,000	12.21%	1.00%	April 15, 2009	April 15, 2012	April 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 389660. Member loan 389660 was requested on April 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,292 / month
Current employer:	David Fong, D.D.S.	Debt-to-income ratio:	3.10%
Length of employment:	6 years 6 months	Location:	Thousand Oaks, CA

Home town:	Los Angeles
Current & past employers:	David Fong, D.D.S.
Education:

This borrower member posted the following loan description, which has not been verified:

I am requesting this loan for: 1. A used car. My car just petered out on me, which was not entirely unexpected. I had vowed to drive it until its death and then find a low mileage environmentally friendly Civic that was easy on the pocket book. Looking to spend 10K or less. 2. An elective surgery that I have elected to have. My co-pay is approx 10K. I found out last year due to some mild hip discomfort that I have congenital hip dysplasia (yes like dogs but people get it too). The joints are slowly starting to deteriorate due to the abnormal stress of dysplasia. If I do nothing I will be in hip replacement in 5-10 years, which I am too young for. If I have the surgery it will correct the defect and keep me out of hip replacement possibly for good or at least for another 20-25 yrs. I have done a TON of research and am making a very well informed decision. I am a terrific candidate for this loan because I have excellent credit, a long-term stable job and little to no debt. I do not live beyond my means and have a small nest egg in IRAs that I have been working on (enough to cover this loan if necessary). As a matter of fact I may end up using a part of my IRA to pay back the medical portion of this loan as you can use IRA contributions for a percentage of your medical expenses with no tax penalties. I just haven?t decided on that yet and am requesting this loan to get me going until I do decide. I was excited to find this site and hope to be an investor someday. Thanks for your consideration.

A credit bureau reported the following information about this borrower member on April 1, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$99.00	Public Records On File:	0
Revolving Line Utilization:	0.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
With 0% financing on cars available and just generally extremely low financing, why would you request a larger loan to combine your auto & medical expense when you could have a separate much lower interest car loan? I'm not even talking simply American cars either. http://www.mazdausa.com/MusaWeb/displayRegionalIncentives.action You could even finance it out for over 3 years, which is not available here and still be charged less interest.	Hi Akkuma: As far as I know the 0% financing is only for new cars and I don't want to pay new car prices. Also not in the market for anything other than a Honda (my last one went 285,000 miles for 17 yrs with NO problems until the end). I'm also hoping to have cash so my bargaining power is greater. As far as the combo loan, I will tell you (hopefully not to my detriment) that before my car broke, I applied for a personal loan for only my medical needs and to my surprise was turned down. Granted, a week later, this reputable company that caters to those with excellent credit had posted a notice saying "Unfortunately, due to economic forces beyond our control, we are presently unable to accept new loan applications". Anyway it left me pretty shell shocked regarding loan hunting. That and the fact that I know of other people with good credit who have recently been turned down for relatively small loan requests. There is a true credit crunch happening and for that reason I felt that my best option was not to be out there bouncing around looking for the best deal and racking up inquiries on my credit report. I felt like I needed to find the best source for a loan in this current market and just ask for what I need. I have very definitive things I need to accomplish right now that really can't wait (car and hip). The fact that this is all happening during the height of economic upheaval and I may have to pay a little more interest is just life. I'm trying to focus on the fact that I am so fortunate to be in a position to have choices about my medical treatment. Hope that answers your question.
Hello Dr, Please take the time to verify your employment and monthly income ~ this will help expedite your loan app and increase your chances of receiving a fully funded loan. Thanks	I'm more than happy to. I've actually been hoping the Lending Club would call my boss soon and verify the info so I can see that "approved" sign come up on my loan. I just called Corporate Headquarters and they told me they are working on it. Not sure what I can do until then.
I respect and appreciate your articulation regarding your loan request. It is refreshing and certainly makes lenders more interested in financing your loan. I would like to know what your position is at the dentistry? Also how long you will be off work after the surgery and how you plan to support yourself financially during recovery time? Finally what is your monthly budget with this loan payment? Thanks	Type your ansHi Maxwellgood. I am the Office Manager. I was a full time Dental Consultant a few years back and also still do some occasional consulting which brings in extra income. My plan is to be off about 3 weeks (based on talking to others who have had the surgery). Then I will ease back part time in office as well as doing work at home for a few weeks. My boss may take some vacation time then to make things easier on him and the office. I will be on crutches for 6 weeks. I believe I can take disability for the few weeks that I am out. I also have vacation time accumulated to cover my expenses if I decided to go that route. When you ask about my monthly budget, I'm assuming you're asking about expenses. My rent and utilities run about $1025. I use one credit card for my living expenses (groceries,gas, etc.) in order to accumulate mileage points and usually pay it off every month. I don't have any other outstanding loans and up until now have not had a car payment either.

Member Payment Dependent Notes Series 389706

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
389706	$9,800	$9,800	9.32%	1.00%	April 17, 2009	April 20, 2012	April 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 389706. Member loan 389706 was requested on April 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,833 / month
Current employer:	ccc transportation	Debt-to-income ratio:	22.62%
Length of employment:	4 years 8 months	Location:	winter haven, FL

Home town:	Panama City
Current & past employers:	ccc transportation, B&E Automotive, Goodyear Tire & Rubber
Education:

This borrower member posted the following loan description, which has not been verified:

i would like to get a loan to consolidate some credit card bills and to have a little left so i can put me a concrete slab in front of my shed so i can get my stuff off the driveway and my wife can have her drive way back. she has a nice front yard and i hate seeing my stuff making it look bad.

A credit bureau reported the following information about this borrower member on March 31, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1990	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,248.00	Public Records On File:	0
Revolving Line Utilization:	23.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 389788

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
389788	$12,000	$12,000	14.11%	1.00%	April 15, 2009	April 15, 2012	April 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 389788. Member loan 389788 was requested on April 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,184 / month
Current employer:	T-Mobile USA	Debt-to-income ratio:	22.03%
Length of employment:	3 years 7 months	Location:	Ewing, NJ

Home town:	Chestertown
Current & past employers:	T-Mobile USA, Mealeys Furniture, Denny's Restaurant
Education:	Strayer University at Washington, DC, Chesapeake College

This borrower member posted the following loan description, which has not been verified:

I am a 25yr old retail manager for T-Mobile (employed there for almost 4 yrs and steadily promoted). I have been fully independant since I was 17 living alone and working full time. I am highly motivated and responsible with a consistent and verifiable track record of hard work and payment history. I put myself through college receiving my AA and BBA. The reason I am here asking for help is because I did make some mistakes over the past year or two that created credit/store card debt and 1 personal loan that have interest rates that recently rose to more then mid 20%. One credit card with the largest balance is about 30% now. I had a bit of a shopping issue in the past but have learned my lesson fully! My credit score is still solid in the mid/high 600's and I want to raise it to over 700! I make all of my payments on time since 2003 often for more then the minimum however the impact to overall balance is minimal because of these rates. I have now reached a point where I am living paycheck to paycheck in efforts to pay down these balances. Although I have been successful to pay of 1 account so far. As a single woman that is not a place that makes me feel secure. For the first time, this month I am unable to make my truck payment on time and that scares me! I have worked so hard to do the right things and want to buy a home soon! Having this loan would clearly allow me to consolidate these huge interest rates and save money required to be paid each month. With a lower amount to pay this debt monthly and lower rates. I will then be able to save some money to again have a cushion and once settled I am confident I can even make double payments to truly become debt free sooner then this 36 month period. I would be left with only my student loans, remaining auto loan (which will be done in about 2yrs), and monthly living costs (rent/utilities) and then will be able to acheive my dream and buy a home within the next year or so. Please help me I dont want to have everything I have worked so hard for become crushed now in this economic time of insane interest rates!

A credit bureau reported the following information about this borrower member on April 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,532.00	Public Records On File:	0
Revolving Line Utilization:	32.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 389844

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
389844	$11,500	$11,500	13.79%	1.00%	April 15, 2009	April 14, 2012	April 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 389844. Member loan 389844 was requested on March 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,825 / month
Current employer:	Foothills Machining	Debt-to-income ratio:	10.30%
Length of employment:	15 years 6 months	Location:	Six Mile, SC

Home town:
Current & past employers:	Foothills Machining
Education:

This borrower member posted the following loan description, which has not been verified:

I have two credit cards carrying balances and two without balances. BofA=3860. @ 23.99% 135/month min. GMAC=7650. @24.99% 227/month min. I'm going to cancel all except 1, and not carry a balance on it. At minimum payments I will never get out of debt. I am current on all my other bills, mortgage,utilities etc. I've been employed at the same business (metal fabrication) for 16 years.

A credit bureau reported the following information about this borrower member on March 31, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	17	Months Since Last Delinquency:	21
Revolving Credit Balance:	$11,361.00	Public Records On File:	0
Revolving Line Utilization:	35.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 389846

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
389846	$7,000	$7,000	9.63%	1.00%	April 17, 2009	April 16, 2012	April 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 389846. Member loan 389846 was requested on April 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,667 / month
Current employer:	Blackstone Technology Group	Debt-to-income ratio:	8.05%
Length of employment:	2 years 5 months	Location:	Cameron Park, CA

Home town:	Raleigh
Current & past employers:	Blackstone Technology Group, Oracle Corporation
Education:	San Francisco State University

This borrower member posted the following loan description, which has not been verified:

I'm responding to the terms listed in Lending Tree application(see below). We'd like to move forward with application. Amount $7,000 Interest rate 9.32% APR 9.83% Term 36 months Monthly payment $223.63 Please advise as to what the next steps are. Thanks in advance for your help, Vanessa

A credit bureau reported the following information about this borrower member on April 2, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	32	Months Since Last Delinquency:	11
Revolving Credit Balance:	$962.00	Public Records On File:	0
Revolving Line Utilization:	4.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you spell out for us what home improvements you are planning?	Landscaping
Could you explain the delinquency reported on your credit report?	I was on a very demanding Project that I focused 100% of my attention on and fell behind paying bills. It was not related to lack of funds to pay, it was unfortunately poor time management. I'm am out of that role now and have balance between work and home.
Can you verify your income and credit rating through lending club? That little star makes the biggest differences?	To my knowledge Lending Club has already verified my income and credit rating.

Member Payment Dependent Notes Series 389847

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
389847	$20,000	$20,000	14.74%	1.00%	April 15, 2009	April 14, 2012	April 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 389847. Member loan 389847 was requested on March 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	OHIO STATE UNIVERSITY MEDICAL CENTER	Debt-to-income ratio:	9.31%
Length of employment:	6 years	Location:	COLUMBUS, OH

Home town:	koribondo
Current & past employers:	OHIO STATE UNIVERSITY MEDICAL CENTER, ohio state university medical center
Education:	Columbus State Community College

This borrower member posted the following loan description, which has not been verified:

To invest into a business.

A credit bureau reported the following information about this borrower member on March 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	63
Revolving Credit Balance:	$1,483.00	Public Records On File:	0
Revolving Line Utilization:	4.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what is your rent other fixed expenses	My rent per month is $650. Other fixed expenses includes electric, gas, and cable bills, which amounted to at most $250/ month.

Member Payment Dependent Notes Series 389885

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
389885	$10,000	$10,000	16.95%	1.00%	April 15, 2009	April 14, 2012	April 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 389885. Member loan 389885 was requested on March 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	G. Edward Solutions at Microsoft	Debt-to-income ratio:	11.18%
Length of employment:	3 years 2 months	Location:	Aventura, FL

Home town:	Santos
Current & past employers:	G. Edward Solutions at Microsoft, Sails Homes Inc.
Education:	Florida International University, Barry University

This borrower member posted the following loan description, which has not been verified:

I had the opportunity to buy a franchise 5 months ago and since then I have been trying to obtain a loan from a bank, any bank. Due to the economic situation of the country it has been impossible for me to do this, mainly because I am not a property owner. Since November 2008 I have taken ownership of this business and have been maintain it with liquid cash but at this point I do need some financial funding, the fact that I haven't gotten this has caused me to make a few late payments here and there, in turn lowering my credit score. I do have a steady job, with a steady paycheck and I am not relying 100% on the business to pay back this loan. Please help! many thanks in advance, Bianca

A credit bureau reported the following information about this borrower member on March 24, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	37
Revolving Credit Balance:	$6,070.00	Public Records On File:	0
Revolving Line Utilization:	88.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What about having freinds or family being partners in your franchise?	I don't have a big family and unfortunately at this moment no one is financially stabled enough to help me. You can take a look at the company in the website: www.unikwax.com Thanks for your interest, Bianca
Thanks. I will look and ask any more questions if needed..	Thank you very much.
Please verify your income/debt with LC	Hello, I have already sent all my income information as requested to the credit department at the LC. thank you

Member Payment Dependent Notes Series 389918

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
389918	$10,000	$10,000	13.79%	1.00%	April 15, 2009	April 14, 2012	April 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 389918. Member loan 389918 was requested on March 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,875 / month
Current employer:	Imagine College Prep High School	Debt-to-income ratio:	14.71%
Length of employment:	8 months	Location:	Saint Louis, MO

Home town:	Newton
Current & past employers:	Imagine College Prep High School
Education:	Michigan State University

This borrower member posted the following loan description, which has not been verified:

I am a first year teacher in an urban school with little to no resources. I have funded everything for my class and have since landed in debt. I am looking to refinance my credit card debt at a better rate and manage my payments better.

A credit bureau reported the following information about this borrower member on March 31, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,316.00	Public Records On File:	0
Revolving Line Utilization:	52.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - What are the rates of the cards you are paying on? About how much are you paying a month on those cards? Best of luck on your loan; Art	Hi, My rates range from 12% to 20% on three credit cards. I pay about $300 a month on each one.

Member Payment Dependent Notes Series 389957

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
389957	$14,500	$14,500	16.63%	1.00%	April 16, 2009	April 14, 2012	April 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 389957. Member loan 389957 was requested on March 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,150 / month
Current employer:	Truman Medical Center	Debt-to-income ratio:	23.01%
Length of employment:	19 years 1 month	Location:	kansas city,, KS

Home town:	Kansas City
Current & past employers:	Truman Medical Center, bethany medical center
Education:	kckcc

This borrower member posted the following loan description, which has not been verified:

I would like to pay off a high interest personal loan from beeficial of 18,600. and pay off a credit card. I also need a new transmission for my truck.

A credit bureau reported the following information about this borrower member on March 31, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1989	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	19
Revolving Credit Balance:	$22,720.00	Public Records On File:	0
Revolving Line Utilization:	86.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 389976

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
389976	$25,000	$25,000	15.37%	1.00%	April 15, 2009	April 14, 2012	April 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 389976. Member loan 389976 was requested on March 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$14,083 / month
Current employer:	Flextronics	Debt-to-income ratio:	0.61%
Length of employment:	7 years 3 months	Location:	Frisco, TX

Home town:	El Paso
Current & past employers:	Flextronics, Verteq
Education:	University Of Redlands

This borrower member posted the following loan description, which has not been verified:

We are in the process of closing on an apartment complex with 22 units. We have enough money saved for the down payment. The loan will assist us in updating the units and allow us to increase rental income and provide better housing conditions. The updates are cosmetic in nature and costs have been validated. We can pay back this loan within a one year period or less. Looking forward to hearing from you and appreciate your support.

A credit bureau reported the following information about this borrower member on March 31, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1989	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,066.00	Public Records On File:	1
Revolving Line Utilization:	46.30%	Months Since Last Record:	104
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the current montly net at the apartments? What do you expect it to be after updates?	This is currently a rehab; the current owner was not able to maintain them. Current rental income in the area is $750 to $1000 a unit. There is a nursing college accross the street; and a senior citizen near by. I forgot to mention on my application that I also have 2 residential income housing that is providing an additional $2495 a month in income. We are able to build up a reserve at $5000 a month; so no I don't necessarily need the rent to pay this loan back. This loan will just facilitiate the improvements in a more timely manner. The projected financials have a reserved of 20% going forward for any issues that come up. The owner was able to provide financing so there is no public record.
What is the cost per unit and cost per square foot? Also, what is the current economic occupancy at the competitors?	Current cost per square foot is $22/foot. After improvement it will be estimated at $53/foot. Rental market is very solid in this area - with occupancy rates esceeding 90%.

Member Payment Dependent Notes Series 390013

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
390013	$16,000	$16,000	14.74%	1.00%	April 15, 2009	April 15, 2012	April 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 390013. Member loan 390013 was requested on April 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,433 / month
Current employer:	Trial court of Massachusetts	Debt-to-income ratio:	3.63%
Length of employment:	17 years 2 months	Location:	Winchendon, MA

Home town:	Dyersville
Current & past employers:	Trial court of Massachusetts, Army national guard
Education:	mount whautchusett com. college

This borrower member posted the following loan description, which has not been verified:

Already making payments for the debts that exist today. Just looking for one payment and lower interest rate . Thank you Kenneth

A credit bureau reported the following information about this borrower member on April 1, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	39
Revolving Credit Balance:	$15,306.00	Public Records On File:	0
Revolving Line Utilization:	51.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
A couple of questions, if you wouldn't mind. Your credit report shows 7 inquiries in the past 6 months. This sometimes indicates refusal of credit. Could you please explain? What are your current credit balances and their interest rates? It also would help if you could verify your income with Lending Club.	Type your answer here.1st question ? I applied for loans that only after I gave info . It didn't serve my needs.It wasn't until I used an agency. That recommended Lending Club that would better serve me. Question 2 . Citi Visa which has a 0% for 12 months and balance of 6,800 which I'm not looking to incorp. into loan. Cabel's Club Visa which has 15.99% and balance 8,200 . Son's education 15.99% 8,000 . DCU auto refi loan of 25,000 and 8.4% Final question Court Officer 64,000 Army National Guard about 7,000 and rental 9,900 .I hope to hear back from you soon .Sorry for the delay on the Questions
Where did you apply before and why 7 rejections?	Type your answer here.Bank of America three times each for a different offer each only lending $500 - 1,500. I then refused offer didn't fill need. USAA Bank I applied three times two personnel same result .One equity line of 40,000 which was approved but spouse didn't want credit attached to home. Last was Citifinancial approved for 5,000 but didn't want to pay 21%

Member Payment Dependent Notes Series 390018

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
390018	$16,000	$16,000	9.63%	1.00%	April 15, 2009	April 15, 2012	April 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 390018. Member loan 390018 was requested on April 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	self-employed	Debt-to-income ratio:	2.50%
Length of employment:	n/a	Location:	Tyler, TX

Home town:	Snyder
Current & past employers:	self-employed, Drilling Management International, Singapore
Education:	Univeristy of Texas at Arlington

This borrower member posted the following loan description, which has not been verified:

The loan would be used as working capital for investing in East Texas residential property, with the primary target being relatively new mobile homes already installed on land. The best targets are mobile homes which qualify for FHA financing, which is still available. This means homes installed on HUD approved foundations, which have only been moved one time from the factory to a home site. A typical deal would cost +/- $25,000 for purchase, less than $3,000 for clean up & fix up (I do most of the work myself). These homes can be sold for +/- $40,000, normally within 60 days. Texas has been much less affected by the current economic crisis than other parts of the country. February unemployment for East Texas was reported to be 6.5%. I have done this business on a part time basis for several years, and have bought, fixed up and sold 5 houses of this type. Each house was sold at a profit. Now I am planning to do this business full time.

A credit bureau reported the following information about this borrower member on April 1, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1975	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,823.00	Public Records On File:	0
Revolving Line Utilization:	7.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How far are you from the coast (Ike and Gus), Flood plain locations, Urban wildland interface? All those wonderful thing that mother nature throws at Texas.	My area of operation is east of Dallas, approximately 250 miles north of the Gulf of Mexico. Hurricane Ike passed over this area last year, but had weakened to the point that there was no serious damage. Just some trees and power lines down. Almost any area can have flooding if the circumstances are right, but it's easy enough to avoid this problem by only buying in areas outside of the 100 year flood zones. I only buy in areas previously used for residences, so I don't expect any urban wildland or other envirnomental issues. Hope this answers your questions.
Hi - What is your time horizon in paying off this loan entirely? Would you also please verify your stated income with Lending Club?	As mentioned, this money will be used for working capital. I would prefer to pay off the loan as per the normal schedule, which would be 3 or 4 homes bought and sold with this money over the loan period. I can verify my income to Lending Club if they require it, but I don't think it would be a good idea to do so for individual lenders.
[Here is a reply to your reply to Irishrogue79] Don't take this the wrong way, but it's the "individual lenders," not Lending Club, that are funding your loan. Borrowers who do verify their incomes tend to get funded much quicker. We individual lenders like seeing the asterisks next to incomes, as well as buyers who cooperate with our requests. 5 days to go and still almost $7000 more, you may luck out anyway. But had your income been verified from the beginning, you'd certainly have a lot more (maybe even 100%) by now. Good luck either way though.	Thanks for the advice. This is my first experience with an online lending site. My perception was that members depend on Lending Club's evaluation of loan applications. Hope you understand my reluctance to post too much personal info. Too many horror stories about identity theft, etc. these days.

Member Payment Dependent Notes Series 390021

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
390021	$7,200	$7,200	12.84%	1.00%	April 21, 2009	April 21, 2012	April 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 390021. Member loan 390021 was requested on April 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Self	Debt-to-income ratio:	13.17%
Length of employment:	4 years 3 months	Location:	ATLANTA, GA

Home town:	New York
Current & past employers:	Self
Education:	Georgia Perimeter College, Georgia Institute of Technology

This borrower member posted the following loan description, which has not been verified:

When I was an undergraduate student at a presitigious university, I was placing school-related expenses on my credit cards. These expenses ranged from a once-a-week coffee to 500-page textbooks. Since I was an out-of-state student, I could not use the same state-paid scholarship I would have been entitled to had I attended an in-state university. However, I felt the added benefit of the out-of-state university outweighed the marginal benefit of staying in-state. I picked up jobs to pay for my rent and tuition. Now that I am finished, I am looking to consolidate my debt from my two high-interest credit cards charging around ~27% APR. This rate was locked in when I first started using a credit card and had no prior history. Even with a high interest rate, I am consistent in paying more than 3 times the minimum required payment. I believe I am a responsible borrower. I have been living in the same apartment for 3 years now, do not spend frivolously, and pay three times the minimum payment each month. Obviously ~27% APR is a lot of interest and a more favorable APR would be a great help to me. I am sure I could pay off any loan BEFORE the standad 36mo which were quoted to me.

A credit bureau reported the following information about this borrower member on April 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1981	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	37
Revolving Credit Balance:	$19,434.00	Public Records On File:	0
Revolving Line Utilization:	43.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. What is the currently monthly minimum payment for the debt you will be paying off? Please provide more detail about the other debt you have (12.200 base on your credit report) that you are not transferring to your new Loan and also provide more detail about the 2 inquiries that are on your credit report. Lastly, will you please provide more detail about your employment and your monthly net income and expenses. Thank you.	**Concering the other debt: That ~$12,000 is a Stafford Loan that partially paid my tuition. It is locked in at a very favorable rate between 6-7%. Unfortunately, Uncle Sam would only finance tuition and not the other necessities. ;) **Concerning the two inquiries: 1) Rooms-To-Go: credit line for ~$1,200. They were offering 36mo zero interest as long as payments were made on time (automated payments for $39/mo) 2) Amazon: I was purchasing a lab manual and during checkout noticed the offer of "open an account today and receive XX credit." Needless to say, I decided to take them up on their offer and immediately paid off the balance. **Concerning employment: I run my own computer repair/upgrade service. I am also a part time dating-coach--we were featured on a television show (I won't name it in order to protect privacy). **Concerning expenses (monthly): Rent: $1100 CC payments (minimum): ~$280 Utilities: FREE (included in rent) Food: $400 Entertainment: $200 That leaves roughly ~$2,000 a month net income which I either take a portion of and apply towards the principal of any debt, invest in mutuals, donate a portion to church, or sometimes spend on myself.

Member Payment Dependent Notes Series 390091

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
390091	$16,000	$16,000	13.47%	1.00%	April 15, 2009	April 15, 2012	April 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 390091. Member loan 390091 was requested on April 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$17,500 / month
Current employer:	Boeing Inc.	Debt-to-income ratio:	14.93%
Length of employment:	3 years 1 month	Location:	fairfax station, VA

Home town:
Current & past employers:	Boeing Inc., Federal Bureau of Investigation (FBI) contractor
Education:	Ph.d

This borrower member posted the following loan description, which has not been verified:

Home remodling project

A credit bureau reported the following information about this borrower member on April 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1991	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$46,392.00	Public Records On File:	0
Revolving Line Utilization:	81.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 390098

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
390098	$5,500	$5,500	15.05%	1.00%	April 16, 2009	April 16, 2012	April 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 390098. Member loan 390098 was requested on April 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,584 / month
Current employer:	Kevin Leong	Debt-to-income ratio:	12.70%
Length of employment:	2 years 11 months	Location:	Richmond Hill, NY

Home town:	Brooklyn
Current & past employers:	Kevin Leong, Nancy Morris
Education:	Adelphi University, Fordham University

This borrower member posted the following loan description, which has not been verified:

Hi I am getting rid of my 2006 Nissan Altima. I never use it and live in NYC so I am going to use Zip car instead. The problem is I am "over-under" on my loan. Meaning what my car is worth is less than what I owe on the car. I am able to sell it but I need to pay off the balance. This loan will enable me to sell the car and be free of the loan. Thank you!

A credit bureau reported the following information about this borrower member on April 2, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	21
Revolving Credit Balance:	$1,953.00	Public Records On File:	0
Revolving Line Utilization:	57.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 390144

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
390144	$5,000	$5,000	12.53%	1.00%	April 16, 2009	April 15, 2012	April 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 390144. Member loan 390144 was requested on April 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	Self Employed	Debt-to-income ratio:	23.90%
Length of employment:	12 years 6 months	Location:	Woodland, PA

Home town:
Current & past employers:	Self Employed
Education:

This borrower member posted the following loan description, which has not been verified:

To pay for parts/supplies for future work and installations for customers.

A credit bureau reported the following information about this borrower member on April 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1988	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$70,432.00	Public Records On File:	0
Revolving Line Utilization:	89.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What type of business do you have? Also, you may want to have your income verified by Lending Club. That way it will help get your loan funded faster.	Computer repair, service, installation. I guess I thought I had initially done that...will have to look into it. Thanks.

Member Payment Dependent Notes Series 390155

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
390155	$20,000	$20,000	12.21%	1.00%	April 16, 2009	April 15, 2012	April 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 390155. Member loan 390155 was requested on April 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Sprint Nextel Corp.	Debt-to-income ratio:	8.22%
Length of employment:	12 years	Location:	Overland Park, KS

Home town:	bellevue
Current & past employers:	Sprint Nextel Corp.
Education:	university of kansas

This borrower member posted the following loan description, which has not been verified:

Loan is for additional lending capital for a pawn shop we opened 7 months ago. All start up costs have been paid and loan is for capital to make additional loans. If you have read anything about the pawn shop industry you know business is booming. We find ourselves needing more capital to make additional loans - loans that are backed up with collateral that we hold at our shop. The collateral is extremely liquid and is worth a minimum of 165% of the amount we make the loan on. Our interest rate? 180% APR!!!. 56% of Americans live paycheck to paychedk. 20% of the United states population does not have a bank. Lending and credit services are provided to individuals who do not have cash resources or access to credit to meet short term cash needs.The pawn shop will also provide services to people who are unable (or unwilling) to do business with commercial banks. Pawn shop will offer non-recourse loans collateralized by tangible personal property such as jewelry, consumer electronics, tools, sporting goods, musical instruments, etc. Our current loan average loan amount is $130.00 at an interest rate of 15% per month (180 % APR) The pawn shop will hold the merchandise for 60-90 days, giving the borrower time to repay the loan amount plus interest. Statistically, 15-20% of pawn shops customers do not repay the loan, which allows the pawn shop to generate additional profit (In Addition To The Interest Charges) from the items resale. Since the loan amount is based on 30% of the items market value, defaulted loans can be one of the shops biggest profit generators. A typical loan at a pawn shop is for $100.00 and is secured by a household item worth $200.00. If the loan is not repaid within 30 days the pawn shop gets to keep the item. With the on line auction site E-Bay, disposition of unclaimed loan merchandise is quite easy and profitable. Additional revenue soures for the shop are: Check cashing for people to cash checks who do not have a bank. We purchase gold and jewelry outright from people (gold is trading at an all time high, which has a lot of people selling their old rings and jewelry). WE BUY GOLD! We provide other financial services such as money orders, money transfers, tax preparation, prepaid phone cards, and Cricket prepaid phone plans. For more information on modern day, professional managed pawn shops check out this link: http://www.cashamerica.com/casham.html

A credit bureau reported the following information about this borrower member on April 1, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1991	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,606.00	Public Records On File:	0
Revolving Line Utilization:	4.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is the $10,000 monthly gross income listed your salary at Nextel, the pawn shop gross, or a combination of both? Will you be operating this business in addition to working at Nextel? Do you have a back-up plan for making payments should things not go as expected with your shop?	120k is my nextel salary. The shop is already positive cash flowing. My husband runs the shop.
I live in KC, can I come check out your Pawn Shop so I can decide how much to invest in this Note?	Sure. Call me at 913-219-9950 and I will be sure to be available to answer any questions you have. If you want to sign a full disclosure statement, I can even show you current financials.

Member Payment Dependent Notes Series 390159

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
390159	$7,500	$7,500	15.05%	1.00%	April 16, 2009	April 15, 2012	April 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 390159. Member loan 390159 was requested on April 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$19,550 / month
Current employer:	Stanford University	Debt-to-income ratio:	15.01%
Length of employment:	1 year 9 months	Location:	Hayward, CA

Home town:	Smithtown
Current & past employers:	Stanford University, Columbia University, University of CA, Irvine, Creighton University
Education:	CUNY Bernard M Baruch College, Creighton University, SUNY at Oneonta

This borrower member posted the following loan description, which has not been verified:

I want to put money in a retirement fund by Apr 15 to deduct on 2008 income taxes. Rather than take the money out of savings, I would like a loan so I can ensure liquidity for emergencies. My AGI is in the 25% bracket, so the tax savings will more than offset the cost of the loan. I am a very reliable borrower. I have a secure position at a reputable institution. I have a good salary, plus a bonus. In addition, I receive a guaranteed pension payment from a prior employer, as well as rental income. I have always paid all my bills.

A credit bureau reported the following information about this borrower member on April 1, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1988	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	53
Revolving Credit Balance:	$82,153.00	Public Records On File:	0
Revolving Line Utilization:	88.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you explain how your AGI is in the 25% bracket when your gross monthly income is $19,550?	Gross $240K less 28K pre-tax items (403b, health care spending a/c, parking, ins, etc); $69K itemized deds; 7,500 IRA; 7,000 personal exemptions; net = 128.5K; 100K-131.45K is in 25% bracket for 2008; for 2009, 25% bracket goes to $137K. I may go to 28% bracket next year.
A prior delinquency is on your record from about 4 1/2 years ago. Would you mind explaining what that was?	The only delinquency I remember was one time I paid a month in advance on a bank loan, but the bank recorded it as the payment for that month only, and so the next month it was marked as late, even though in my mind I had paid early. By the time I realized it, several months had gone by, and they refused to change the record. A previous question was asked but my answer didn't go through--my revolving credit is not $80K, but $40k. The other $40K is a home equity loan that was used for home improvements. The interest rate is only 3.9% so I'm in no hurry to pay it off, as it is also tax deductible interest.

Member Payment Dependent Notes Series 390169

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
390169	$8,500	$8,500	15.05%	1.00%	April 16, 2009	April 15, 2012	April 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 390169. Member loan 390169 was requested on April 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,833 / month
Current employer:	Greatland Realty	Debt-to-income ratio:	13.75%
Length of employment:	1 year 2 months	Location:	Mira Loma, CA

Home town:	ontario
Current & past employers:	Greatland Realty
Education:	California State University San Bernardino

This borrower member posted the following loan description, which has not been verified:

Good afternoon, I would like a loan of $20,000 to consolidate my debt including my car loan. I would very much rather owe one institution/lender than several. This way I could also save on my car insurance, by not having to have full-coverage. Also, I do get paid cash but this has not affected my credit score since I have paid on time, not going to say always because there were two instances where I paid late, but not later than 15 days past the due date, and this was over a year. I'm responsible and in no manner will I misuse the money. I'm a college graduate, hence why I'm in debt, I used my credit cards for tuition, books, gas, meals, and supplies. I don't want to damage my credit, so debt consolidation is out of the question, so is bankruptcy. I don't believe in the easy way out, regardless the situation I made a conscious choice to use my credit cards even though it was for college. But now, I ask to have only one payment, it would facilitate making the payments, less of a headache. Please consider my request, I will be forever grateful.

A credit bureau reported the following information about this borrower member on April 1, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,131.00	Public Records On File:	0
Revolving Line Utilization:	57.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 390172

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
390172	$5,600	$5,600	12.53%	1.00%	April 16, 2009	April 16, 2012	April 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 390172. Member loan 390172 was requested on April 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,917 / month
Current employer:	Aerial Company	Debt-to-income ratio:	14.43%
Length of employment:	6 years 8 months	Location:	Marinette, WI

Home town:	Marinette
Current & past employers:	Aerial Company
Education:	University of Wisconsin-Green Bay

This borrower member posted the following loan description, which has not been verified:

loan for insulation in home and appliances

A credit bureau reported the following information about this borrower member on April 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1986	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	42
Revolving Credit Balance:	$15,341.00	Public Records On File:	0
Revolving Line Utilization:	40.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 390193

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
390193	$9,500	$9,500	11.26%	1.00%	April 16, 2009	April 15, 2012	April 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 390193. Member loan 390193 was requested on April 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	Group Acumen	Debt-to-income ratio:	3.73%
Length of employment:	3 years	Location:	MILWAUKEE, WI

Home town:	Milwaukee
Current & past employers:	Group Acumen, Fiserv Inc., North Shore Bank
Education:	University of Wisconsin-Green Bay

This borrower member posted the following loan description, which has not been verified:

I am seeking an auto loan to purchase a used Jeep Wrangler. My previous auto loan, through BMW Financial, was paid in full. Throughout my credit history I have never missed a payment on any of my accounts, ever.

A credit bureau reported the following information about this borrower member on April 1, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$700.00	Public Records On File:	0
Revolving Line Utilization:	14.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
WHAT IS GROUP ACUMAN? PRODUCTION, SERVICE? THANK YOU. DRW	Group Acumen is a marketing agency. We handle branding and website design.
WHY ARE THERE SO MANY INQUIRES	I was looking for funding to start a small business. For new business credit they wanted me to personally guarantee the loans. I decided that this was not the best time to start a business and hence there are numerous inquiries but no loans.
Can't you get a lower interest rate loan from your bank or car dealership (if not buying from a private party)?	I would prefer to buy from a private party so this seemed like a great avenue to look at in terms of a loan. I prefer to avoid dealerships at this point because I feel I can get a better deal with a private party as people are trying to sell their assets to keep their mortgages afloat. There are some great private deals out there for autos.
Do you currently have a car payment? If so how much is it? What year is the Jeep and how many miles does it have? Please verify your income with Lending Club.	I do not currently have a car payment. The Jeep is a 2004 with 36,000 miles. I'm happy to verify my income for you, but I'm unsure how to do this. I will contact Lending Club right away and have this completed as soon as possible.
Not sure if you contacted Lending Club yet, but if you did please ask them to post the verification. That asterisk next to your income (for me) makes the difference between a $75 investment and $0 in this case. I'll be watching this (while I still have money to invest in my B-pool), and will hopefully see that asterisk soon. In either case, good luck.	I spoke with a gentleman from Lending Club and he verified information from me regarding my employment and income. My HR department also notified me that they verified my income for someone. I will follow-up with Lending Club again to find out why the verified income hasn't yet been posted.
Hi, Yeah let me know when you have verified your income through lending club as well. Also could you list your current monthly expenses, and amount in savings. Thanks -Z	Hopefully the verification will come through shortly. My monthly expenses are: $500 - rent $100 - mobile phone $250 - credit cards I've got about $3000 in savings that I'll be using for a down payment.
You could get 6% financing from a bank for a used car (36 month loan). Why would you not go that way?	I'd rather not have the lender on my car title. Just a personal preference.
What will you do with your current vehicle, the bmw?	The BMW will continue to be used when I'm in Wisconsin. I'm looking for another vehicle that I can use in California.
Jeff, Can you please explain to me your answer: I'd rather not have the lender on my car title. Just a personal preference. I understand it is your preference but I don't understand why you would pay 5% more just so the bank is not the lien holder. Are you thinking that you might need the cash quick from the car loan?	Are you referring to a title loan from the payday stores? Never in a million years would I use one of those. The interest rates are legally allowed to soar to 780% with those. I just don't want the hassle of having a bank put on my auto title and then to be required to have the car re-titled to have the lien removed.
Jeff, I am fully aware of Pay Day rates. That was not my question. What I am trying to say, you could easily get this loan, then take the title to a bank and get cash from it. It just does not make sense that you don't want the hassle of having the bank on your title, it makes 0 difference, I am going to ask Lending Club to take down by bid. I did not like the way you answered me, I thought you where kind of rude, your answer is still crap. NO one would pay 5% more interest because they won't the bank on the title. That is fishy	Never meant to be rude - sorry about that. I'm not sure I understand what you're asking me.

Member Payment Dependent Notes Series 390205

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
390205	$9,000	$9,000	13.16%	1.00%	April 16, 2009	April 15, 2012	April 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 390205. Member loan 390205 was requested on April 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Infinite Systems Services Incorporated	Debt-to-income ratio:	9.66%
Length of employment:	3 years 6 months	Location:	Saint Charles, MO

Home town:	Irvington
Current & past employers:	Infinite Systems Services Incorporated
Education:	Western State College of Colorado

This borrower member posted the following loan description, which has not been verified:

Dear Lenders, My wife and I having been waiting a very long time to be in a great position to take on a loan for a truck to pull our gooseneck horse trailer. The hobby we enjoy most in our lives is to go camping with our three horses and three dogs. We love nature and spending time with our animals. We are very responsible when it comes to taking care of our environment and so would only be using our truck for towing our trailer and hauling large items in it's bed. The only reason we need such a large one ton, 4 door truck is for its towing capability in pulling such a large trailer and for it's cab space to bring along our dogs, friends, and family to share in the fun and relaxation. We love the idea of buying from a private party so as to help them out at the same time as they help us save money by not going through a dealership. This is the same reason we would like to go through lending club. I would always prefer to have an individual make money off of my loan rather than an impersonal bank. As for our financial responsibility, we are very reliable in paying off our debt. After a rocky start to our relationship about 8 years ago, we have taken great care and pride in our credit and financial situation. We have NEVER been late on a payment!! We would greatly appreciate the opportunity to do business with you. Thank you for considering us for your lending network. Sincerely, Jason Irwin

A credit bureau reported the following information about this borrower member on April 1, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	76
Revolving Credit Balance:	$1,813.00	Public Records On File:	1
Revolving Line Utilization:	27.10%	Months Since Last Record:	90
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your records indicate that your last delinquency was 6.3 yrs ago please explain. It seems to contradict your "Never been late" statement.	Hi. I am more than happy to answer that question, as I would have in my original statement had I know that alleged delinquency was going to show up on my profile. In short, I have no idea why it is there because we have never been late on any of our payments other than the issue I mentioned about 8 years ago. We order a free credit report from experian every year which is correct, so I do not know why transunion is saying we have a delinquency. We have requested a report from transunion and will be disputing it with them shortly. I am very sorry for any inconvenience, but I am just as confused right now as you. Please feel free to ask any other questions. Thank you. J. Irwin
What is the public record on your credit score about 7.5 yrs ago?	Hello. I am very embarrassed to say that it was a bankruptcy. My wife, then girlfriend, and I were 19 and 22 years old and very irresponsible with our credit cards. I had never been taught financial responsibility and grew up thinking credit cards were like free money. I am a Gemini with no common sense, so I got myself and my wife into debt that we could not get out of due to our financial status at that time. Looking back, I wish I would have just consolidated our debt, but we did not really have anyone to give us good advice back then. It was kind of a live and learn situation. Since that time we have grown up and become responsible, contributing adults of society. Update on first question: We did find out what the alleged delinquency was for and we are now disputing it through transunion. Apparently a debt with a $75 balance that we know we payed off in 2002 is showing up that we did not pay it off and so it is saying we were delinquent? I am really hoping the company goes back in their records to see that we did indeed pay it off because we did not keep the receipt for something that old. We remember paying it off because we moved at the end of that year to a different state and wanted to make sure we owed nothing before we left that location. I hope this answers your question. Feel free to ask any others you may have. Thank you. J. Irwin

Member Payment Dependent Notes Series 390228

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
390228	$7,200	$7,200	13.47%	1.00%	April 15, 2009	April 15, 2012	April 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 390228. Member loan 390228 was requested on April 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,375 / month
Current employer:	Wells Fargo	Debt-to-income ratio:	12.83%
Length of employment:	3 years	Location:	San Francisco, CA

Home town:	Bradford
Current & past employers:	Wells Fargo
Education:	University of Pittsburgh-Main Campus

This borrower member posted the following loan description, which has not been verified:

I live in SF. I really like the area, have been here for 3 years now. Want to buy a place in the city and am looking to reduce my debt to get my score over 750. I have a couple cards which have 20% and that is extremely high. Graduated at Univ. of Pitt with a B.S in C.S.

A credit bureau reported the following information about this borrower member on April 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	62
Revolving Credit Balance:	$28,767.00	Public Records On File:	0
Revolving Line Utilization:	74.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Wells Fargo? Can you list out your recurring monthly expenses and their amount? Thanks.	Hey Smart, I am a Database Administrator on the Wholesale Finance side of Wells. My expenses are as follows: Rent: 1500 Credit Card debt: 600 Food: 300 Utilities: 100 Student Loan: 220 Entertainment: 150 (this includes movies, books, night life) Each month I have about 1.3k left over for savings.

Member Payment Dependent Notes Series 390255

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
390255	$4,500	$4,500	15.05%	1.00%	April 17, 2009	April 15, 2012	April 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 390255. Member loan 390255 was requested on April 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,833 / month
Current employer:	Sutter Memorial Hospital	Debt-to-income ratio:	11.56%
Length of employment:	2 years 6 months	Location:	Sacramento, CA

Home town:	Plesanton
Current & past employers:	Sutter Memorial Hospital, United States Airforce
Education:	California State University-Sacramento (CSUS)

This borrower member posted the following loan description, which has not been verified:

2004 Ducati 999 purchase. I've had credit issues in my past including a bankruptcy, but I have made up for my past and have an excellent job now as a registered nurse and very little debt.

A credit bureau reported the following information about this borrower member on April 1, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	13	Months Since Last Delinquency:	8
Revolving Credit Balance:	$0.00	Public Records On File:	1
Revolving Line Utilization:	0.00%	Months Since Last Record:	92
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
will you carry full coverage insurance on this vehicle?	Yes, as with all of my vehicles, I will be fully covered by Farmer's Insurance for the motorcycle as well additional life insurance.
Why do you have 2 delinquencies in the last 2 years? Please explain the circumstances	Great question. This unfortunately is a haunt from my past. In 2001, I co-signed a signature student loan with a girlfriend. The loans became repayable a few years ago which she started making payments on. Recently, she has run into financial difficulties resulting in some delinquencies that has been reflected upon my credit as well. She has since put a forbearance on her loans while she straightens out her financial situation. I've spoken to her about the loans and she chooses not to work with me. Unfortunately, I am unable to remove myself from the loan unless she makes 24 consecutive payments on time. However, I am currently at a low debt-to-income ratio, and have been making reliable payments on my own debt for several years.
Sounds good, I'll put money on your loan, but please take care of your credit history moving forward. That includes paying this loan on time always ;-)	Thank you!

Member Payment Dependent Notes Series 390268

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
390268	$8,400	$8,400	13.47%	1.00%	April 16, 2009	April 16, 2012	April 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 390268. Member loan 390268 was requested on April 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,167 / month
Current employer:	Stubbs Alderton and Markiles LLP	Debt-to-income ratio:	13.53%
Length of employment:	11 months	Location:	Sherman Oaks, CA

Home town:	Rapid City
Current & past employers:	Stubbs Alderton and Markiles LLP, Hodgson Russ, LLP
Education:	SUNY Empire State College

This borrower member posted the following loan description, which has not been verified:

This loan is to consolidate two credit cards, and part of another. The only other debt that I have are students loans that are deferred until December 2011, and a vehicle lease through GMAC. Although the monthly payment for the $7000 loan will only be $237, I will be paying larger payments each month to pay the loan off faster.

A credit bureau reported the following information about this borrower member on April 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,631.00	Public Records On File:	0
Revolving Line Utilization:	74.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 390322

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
390322	$24,000	$24,000	13.47%	1.00%	April 16, 2009	April 16, 2012	April 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 390322. Member loan 390322 was requested on April 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	MANTECH INTERNATIONAL CORP	Debt-to-income ratio:	7.25%
Length of employment:	5 months	Location:	Washington, DC

Home town:	Martinsville
Current & past employers:	MANTECH INTERNATIONAL CORP, Federal Bureau of Investigation (FBI)
Education:	University of Virginia (UVA)

This borrower member posted the following loan description, which has not been verified:

I'm saving a 1940's diner on the east coast and relocating it to the nation's capital-- Washington, DC to give it a good home and a new life. I've purchased it, and have the money to move it to DC, but need some additional funding to restore it, construct a foundation, and get the doors open. Photos available upon request. Thanks for helping make this happen!

A credit bureau reported the following information about this borrower member on April 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5.00	Public Records On File:	0
Revolving Line Utilization:	0.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will you be leaving your current job when you open the diner? Could you verify your income with LC?	I will remain employed at my current job once the diner opens, but will be heavily involved at nights. My business partner will work during the day shift. I have given permission to LC to verify my income.

Member Payment Dependent Notes Series 390347

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
390347	$15,000	$15,000	13.79%	1.00%	April 16, 2009	April 16, 2012	April 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 390347. Member loan 390347 was requested on April 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$4,833 / month
Current employer:	Foley and Lardner LLP	Debt-to-income ratio:	11.07%
Length of employment:	3 years 3 months	Location:	Washington, DC

Home town:	Roanoke
Current & past employers:	Foley and Lardner LLP
Education:	Johns Hopkins University

This borrower member posted the following loan description, which has not been verified:

The principal to be used for immediate card repayment. I am already paying twice the estimated monthly repayment of approx. 550, so I should be able to pay this note easily, and most likely early. I have not been using my cards for 6 months, but the high interest rates are becoming a barrier to lowering my overall balance. I have chosen to take this loan route instead of pulling money from my 401k in the form of a loan, as reducing my retirement gains is not acceptable in a down market, and does not force me to alter my spending habits. If living on a budget is in style, then I am very stylish at the moment. I am very happily employed in a very safe legal area (our firm is STILL growing in this environment), and can forsee no problems with repayment.

A credit bureau reported the following information about this borrower member on April 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,166.00	Public Records On File:	0
Revolving Line Utilization:	94.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How did you get to accumulate $15K? and how will you avoid this happening again?	The most recent portion was medical bills not covered by my insurance, and a portion of it was accumulated during my last semester of college when I suddenly lost funding for my final tuition payment from my parent near graduation. At the time it was a minimal interest rate. I had been paying minimal amounts, but I realized that this debt is simply holding me back from the next step of my life (school, a home, etc.), so I'm working 6 days a week to work it down. I have adjusted my expenditures (no credit cards!) and prepared a realistic budget that is acceptable still workable with lifes neccessities. For instance, I took on an additional roommate two months ago, which reduced my bills. Also, I have begun using Wesabe and pairing discretionary purchases from my daily life. Once I can bring the total interest expense down, my monthly payments will reduce the total repayment substantially.

Member Payment Dependent Notes Series 390382

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
390382	$10,000	$10,000	12.21%	1.00%	April 17, 2009	April 16, 2012	April 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 390382. Member loan 390382 was requested on April 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,750 / month
Current employer:	Research Foundation	Debt-to-income ratio:	8.46%
Length of employment:	3 years 10 months	Location:	TONAWANDA, NY

Home town:	Kijabe
Current & past employers:	Research Foundation, Eastern Nazarene College, GeoLabs Inc.
Education:	Eastern Nazarene College, SUNY at Buffalo

This borrower member posted the following loan description, which has not been verified:

I am a neuroscience student at the State University of New York at Buffalo currently pursuing my masters. I will have my degree conferred within the next six months and am very optimistic (due to recent interviews and various job searches) that I will land a good and well paying job. As with most people in today's economy, I have been entangled in the snare of the downturn. Due to funding issues, my stipend which provided for extra income for living and other expenses has been suspended and will most likely not be reinstated before I graduate. I have no blemish in my credit past; I always pay on time, I always pay equal to or greater than the minimum due and I have never defaulted on any payments. In summary, please note that I have a healthy credit past, the situation I am in is just temporary and of even greater significance - I hold, with your help, a great earning potential when I graduate Thank you.

A credit bureau reported the following information about this borrower member on April 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2004	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,711.00	Public Records On File:	0
Revolving Line Utilization:	53.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you a "traditional student" (undergrad straight to graduate school) or did you return to school after a number of years? Do you have some neuroscience work experience or is this a new field for you? With your current gross income at $1750/mo, taking out $333/mo for this loan leaves only $1417 -- that's tight. Tell us more about your situation to address your ability to pay this loan until you get your new, higher paying job. What will you do if you don't get that job for another 12-18 months?	Thank you for the questions. First off, your right, $1400/mo is a little tight. However, I live in the Buffalo NY area where cost of living is relatively low compared to other cities and I have no car payments (perhaps the two largest bills). Second, I put myself through school working as an intern in various labs in the field (thus I am not new to the field), and although I am a "traditional student" having work experience (done while going to school) put me over when it came to grad school application where work experience in the field was greatly desired. I will say that my current work in the lab I am in (although counting towards a degree) can be looked upon favorably as work experience. I say this because I have a couple of papers currently being reviewed for publication, all of which would enhance my viability. Third, revisiting an above statement, I put myself through undergraduate school. This was mainly done by paying jobs at my field of study (GeoLabs inc. and working in the undergraduate school labs). However I greatly supplemented my income working various jobs mainly as a certified nursing assistant (CNA), home health aid (HHA), tutor, library computer desk and basic mechanic. Recent projections in the job industry have been highlighting the stability (and even possible growth) of the health industry which as a CNA/HHA I can always take full advantage and as mentioned I am a basic mechanic, which is always handy. Again thank you for the questions.
Looks like Tonawanda is a little far from Buffalo (according to Google Maps). How do you get back and forth from home to school without a car? (You mentioned no car payments.) What is the approximate salary you anticipate upon graduation? Are recent graduates in your field having difficulty finding employment? More specifically, what sort of job do you hope to obtain after graduation with a neuroscience master's degree?	Thank you for your questions. First off, I have a car that is already paid off thus no car payments. Second, I live 3.3 miles from school (Google Maps) which is a short enough distance for the daily commute (which also translates to lower distances thus lower gas consumption and lower insurance payments). The school is not in downtown Buffalo which is understandably a longer commute. Third, I am approximating an annual salary of at least $45,000 which is a conserved estimate and over twice what I am making now. Fourth, the research industry (mainly pharmaceutical industry) has enjoyed growth in all economic weather, and although that growth was beginning to falter, the recent push towards research by the new government should translate to normal if not increased growth - it is not very difficult finding jobs in the field. Lastly, with a neuroscience degree as alluded to previously, I hope to obtain a job in the research industry, preferably but not limited to pharmaceutical industry where I will be part of a research team working in the lab. I hope that this answered your questions. Please feel free to ask for any clarification if need be, and again thank you.

Member Payment Dependent Notes Series 390401

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
390401	$12,250	$12,250	13.16%	1.00%	April 17, 2009	April 16, 2012	April 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 390401. Member loan 390401 was requested on April 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Harkins	Debt-to-income ratio:	11.35%
Length of employment:	4 years 6 months	Location:	Tempe, AZ

Home town:	Prescott
Current & past employers:	Harkins
Education:	Collins College

This borrower member posted the following loan description, which has not been verified:

I currently have the opportunity to invest in a new and upcoming movie, the initial investment is 20,000.00 however the return will be greater. The genre of the movie is "slasher" it falls into a category of the movie going market that has a very loyal fan base and often becoming what is known as a ?Cult Classic?. The movie has a few well known actors that will be starring in it, one of those actors is Kane Hodder who would be best know as Jason from the movies; Jason X (2001), Jason Goes to Hell: The Final Friday (1993), Friday the 13th Part VIII: Jason Takes Manhattan (1989), Friday the 13th Part VII: The New Blood (1988). The movies director and production coordinator are moving this straight to DVD & Blu-Ray as to open the market right up for the viewers. The movie will be produced by late 2009 and seeing income as soon as October. As for myself I am a very responsible person and will stake my name on this project, you have my word I will make every payment, never be late, and always follow through. This is an investment for both you and me, let?s take this opportunity and earn from it. -Matthew Dezendorf

A credit bureau reported the following information about this borrower member on April 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,850.00	Public Records On File:	0
Revolving Line Utilization:	53.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Good Luck!	Thank you so much!

Member Payment Dependent Notes Series 390436

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
390436	$22,000	$22,000	17.58%	1.00%	April 17, 2009	April 16, 2012	April 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 390436. Member loan 390436 was requested on April 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$17,667 / month
Current employer:	sysco food service	Debt-to-income ratio:	20.46%
Length of employment:	13 years	Location:	torrance, CA

Home town:	van nuys
Current & past employers:	sysco food service
Education:	southern california university

This borrower member posted the following loan description, which has not been verified:

Looking to cosolodate credit cards into a single payment

A credit bureau reported the following information about this borrower member on April 2, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	61	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40,604.00	Public Records On File:	0
Revolving Line Utilization:	65.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you tell us what you do for Sysco? You have a very high monthly income. Could you verify this with Lending Club by supplying them with proof of income? Also, what are your monthly expenses?	Type your answer here. I am in sales for Sysco. My expences are limited too Gas and Cell Phone totals about $350.00 per month. Income can be varified any time. Thank You
Your loan would see many more invertors if you were to verify your income. In order to verify your income you need to send lending club pay stubs or other records of income. They will not simply ask you for this info, you need to take the steps to get it verified. Also you answered a previous question that you only have $350 a month in expenses. What about a car or house payment? If your income is as stated and you truely only have $350 per month in expenses, it would appear you would have no need for this loan, simply save for 2 months.	Type your answer here.I will send in a pay stub. I thought they were refering to buisness expenses my total expenses come out to about $9800.00 per month. thank you

Member Payment Dependent Notes Series 390492

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
390492	$7,000	$7,000	13.79%	1.00%	April 17, 2009	April 17, 2012	April 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 390492. Member loan 390492 was requested on April 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,250 / month
Current employer:	Chancellor Properties	Debt-to-income ratio:	21.91%
Length of employment:	4 years 2 months	Location:	Camden, NJ

Home town:	Camden
Current & past employers:	Chancellor Properties
Education:	Peirce College, Camden County College

This borrower member posted the following loan description, which has not been verified:

I have always thought about the future but my plans were always hazy at best. But now as the ticking of the minute hand of time ticks louder than before I want to solidify that haze into a true picture of Kodak quality.

A credit bureau reported the following information about this borrower member on April 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,494.00	Public Records On File:	0
Revolving Line Utilization:	94.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 390500

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
390500	$8,400	$8,400	7.68%	1.00%	April 15, 2009	April 16, 2012	April 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 390500. Member loan 390500 was requested on April 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,667 / month
Current employer:	Wells Fargo-Wachovia	Debt-to-income ratio:	14.20%
Length of employment:	5 years	Location:	TUSCARORA, MD

Home town:	Hudson
Current & past employers:	Wells Fargo-Wachovia, PNC Financial Services Group, First Data Corporation, Digital Equipment Corporation
Education:	Northeastern University, University of Massachusetts-Lowell

This borrower member posted the following loan description, which has not been verified:

Low Mileage

A credit bureau reported the following information about this borrower member on April 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	33
Revolving Credit Balance:	$164,861.00	Public Records On File:	0
Revolving Line Utilization:	35.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you explain what makes up your revolving credit balance (it seems rather large) and also explain your late payment 33 months ago?	The revolving credit balance is due to a small business start up for my son's training center. He is now profitable and these accounts will be paid down regularly. Any old late payment would have just been an oversight. I don't believe there are any late payments on any vehicle loans ever and of course I've bought many, many vehicles over the years, all w/loans.

Member Payment Dependent Notes Series 390501

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
390501	$19,750	$19,750	14.11%	1.00%	April 17, 2009	April 16, 2012	April 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 390501. Member loan 390501 was requested on April 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	RETIRED KCFD / LOWES	Debt-to-income ratio:	18.85%
Length of employment:	3 years 2 months	Location:	RAYMORE, MO

Home town:	KCMO
Current & past employers:	RETIRED KCFD / LOWES, PENSION/ KCFD
Education:

This borrower member posted the following loan description, which has not been verified:

i would like pay off cards and for work aroud the house

A credit bureau reported the following information about this borrower member on April 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1986	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,667.00	Public Records On File:	0
Revolving Line Utilization:	33.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you give a list of your current credit card balances and their APRs? How long have you owned your home? How much do you owe on the home vs how much is it worth?	chase-10.500.00 27% capitalone-8.000.00 18% live here 6yrs owe151.000-180.000

Member Payment Dependent Notes Series 390502

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
390502	$5,000	$5,000	13.47%	1.00%	April 21, 2009	April 17, 2012	April 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 390502. Member loan 390502 was requested on April 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	scripps memorial hospital	Debt-to-income ratio:	3.67%
Length of employment:	2 years	Location:	CORONADO, CA

Home town:	Florence
Current & past employers:	scripps memorial hospital, american mobile, cross country, blair e batson children's hospital
Education:	University of Mississippi Medical Center

This borrower member posted the following loan description, which has not been verified:

I am looking for small loan to provide upfront money to move into a home. Although I make great money as an E.R. nurse, I foresee the need for several thousand dollars to make a new house a home, while still finishing my lease where I live now. I fully expect to pay back the loan in full within a year.

A credit bureau reported the following information about this borrower member on April 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	18	Months Since Last Delinquency:	11
Revolving Credit Balance:	$3,048.00	Public Records On File:	0
Revolving Line Utilization:	33.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you explain the delinquency that shows on your credit history in May of last year?	It was a missed car payment,as a result of traveling every 3 months with my job(worked as a travel nurse for years) Honestly it was a complete mistake on my part,missing my payment in the mail with address changes and just missing it.
also, what do you do at scripps memorial hospital?	I am a registered nurse in the emergency department at Scripps.
where are you moving from and to? and why?	I am moving from a small apartment in coronado, Ca to a larger rental home in coronado. My desire is to transition from apartment life and create a home.

Member Payment Dependent Notes Series 390507

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
390507	$12,000	$12,000	7.68%	1.00%	April 20, 2009	April 20, 2012	April 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 390507. Member loan 390507 was requested on April 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	so cal mulch inc.	Debt-to-income ratio:	20.74%
Length of employment:	5 years 1 month	Location:	ONTARIO, CA

Home town:	Richland
Current & past employers:	so cal mulch inc., Sherry Lee Collins, Esq.
Education:	University of California-Riverside (UCR)

This borrower member posted the following loan description, which has not been verified:

I would like to purchase a used vehicle for $12000.00. The low blue book value of this vehicle is $13900.00. I am prepared to pay this loan back in full in one year and a half.

A credit bureau reported the following information about this borrower member on April 6, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$94,064.00	Public Records On File:	0
Revolving Line Utilization:	57.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 390508

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
390508	$15,000	$15,000	13.16%	1.00%	April 17, 2009	April 16, 2012	April 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 390508. Member loan 390508 was requested on April 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,125 / month
Current employer:	Taylor Olson Adkins Sralla & Elam, LLP	Debt-to-income ratio:	18.87%
Length of employment:	7 years 8 months	Location:	Fort Worth, TX

Home town:	San Antonio
Current & past employers:	Taylor Olson Adkins Sralla & Elam, LLP, Morris Lendais Hollrah & Snowden, PC
Education:	University of Houston, Houston Community College System

This borrower member posted the following loan description, which has not been verified:

I will use the loan to payoff the following debts: GE Money $2,400 currently at 24.99% GM visa $3,800 at 27.99% Bank of America Visa $4,600 at 18.99% Citifancial (Rooms to Go) $1,100 24.99% 2008 IRS Tax Liability $3,000 (or other debt if IRS has low interest rate that I will pay off by 12/09) I have a few other short term debts at high interest that I will pay off in the next few months. Other debt is on low interest cards. What created this terrible debt is investing too much property improvement at my home on Post Ridge Dr. Those improvements (mostly a $30,000 landscaping project) created a situation where my bills cost more than what I earned each month! I recently sold that home and my absolute determination is to be debt free in 4 years! Thank you for the opportunity to get a low interest loan and get it paid back in an aggressive yet reasonable amount of time.

A credit bureau reported the following information about this borrower member on April 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1983	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	55	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$49,542.00	Public Records On File:	0
Revolving Line Utilization:	54.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
As this loan will cover about 30% of your reported revolving credit balance, could you explain the remainder of the debt and how its structured (e.g. APR)? Thanks!	The remaining debt is on balance transfer very low interest credit cards (2.99%-5.99%). No new charges are made on those cards (the cards were destroyed). As a result of the low interest, the prinicipal payment is very high and an aggressive payoff timetable was structured on them. I don't have a car loan, my car is paid off. I don't own a home right now (I rent) because I don't want to buy a home until all my debt is paid off. I don't have any other debts.
Do you have secondary income?	No, I do not have any secondary income. I work long hours in a law firm in a salaried position. I have thought of a 2nd job on weekends but haven't followed through on it yet.

Member Payment Dependent Notes Series 390554

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
390554	$5,000	$5,000	14.42%	1.00%	April 16, 2009	April 16, 2012	April 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 390554. Member loan 390554 was requested on April 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,919 / month
Current employer:	Avalon Technology	Debt-to-income ratio:	1.96%
Length of employment:	2 years 9 months	Location:	arlington, VA

Home town:	Bombay
Current & past employers:	Avalon Technology, Telos Corporation , Ashburn VA
Education:	BS, Electrical Engineering SGGS college of Engineering and Tech, MS , Telecommunications , University of Maryland , College park , MD

This borrower member posted the following loan description, which has not been verified:

We have a event management company and we are doing 10 big shows in 10 cities in USA. Each show cost is 13K to us and we have sold 6 shows already making 4k per city. We need initial seed money to pay the major TV channel from which we have bought the rights . We need money for doing show in our own city , washington DC . This is our first time trying on Lending Club , but this project has already made money , we just need some money to pay the TV channel to get started.

A credit bureau reported the following information about this borrower member on April 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	27
Revolving Credit Balance:	$4,233.00	Public Records On File:	0
Revolving Line Utilization:	46.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
This loan is labeled a "very very short term" loan. Do you plan to pay it off early?	Yes , I plan to pay the loan as early as possible , most likely in 4-5 months . thanks
Can you verify your income, and credit score through the lending club? That little star, next to the income amount makes a big difference.	Sure , I am am going to fax my pay stub to webbank thanks for suggestion

Member Payment Dependent Notes Series 390651

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
390651	$8,000	$8,000	9.32%	1.00%	April 16, 2009	April 20, 2012	April 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 390651. Member loan 390651 was requested on April 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,250 / month
Current employer:	Girard Engineering	Debt-to-income ratio:	5.18%
Length of employment:	10 years 8 months	Location:	ROUND HILL, VA

Home town:
Current & past employers:	Girard Engineering
Education:	Old Dominion University

This borrower member posted the following loan description, which has not been verified:

I will use the loan to pay for the above referenced vehicle. Thank you.

A credit bureau reported the following information about this borrower member on April 6, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$79,821.00	Public Records On File:	0
Revolving Line Utilization:	37.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm glad to be a part of this loan funding. However, wouldn't you get better rates through the company where you are buying this car?	I am buying it from a private party. It is a 2005 Jetta with 52,000 miles (trade in value is $12,800), and this seemed easier than getting a loan for a used car - which is more complicated these days. Thank you for your question!
Is the revolving credit balance nearly 80K because of your mortgage?	Yes, our home equity loan.

Member Payment Dependent Notes Series 390660

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
390660	$20,000	$20,000	11.89%	1.00%	April 17, 2009	April 17, 2012	April 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 390660. Member loan 390660 was requested on April 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,717 / month
Current employer:	Computers Unlimited	Debt-to-income ratio:	17.33%
Length of employment:	5 years 6 months	Location:	Palmer, AK

Home town:	Norristown
Current & past employers:	Computers Unlimited
Education:	The University of Montana

This borrower member posted the following loan description, which has not been verified:

We purchased a piece of property last year that we intended to build a home on. It was owner-financed, with a balloon payment due at the time we obtained a construction loan to build the house. We're not ready to build at this time, but need to pay the balance due to the previous owner. We have sufficient income and secure jobs to make the loan payments, but can not obtain a bank loan on this lot because there is currently an older mobile home on it.

A credit bureau reported the following information about this borrower member on April 3, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1984	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,828.00	Public Records On File:	0
Revolving Line Utilization:	21.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 390669

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
390669	$20,000	$20,000	13.79%	1.00%	April 17, 2009	April 17, 2012	April 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 390669. Member loan 390669 was requested on April 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,583 / month
Current employer:	Citi	Debt-to-income ratio:	7.12%
Length of employment:	3 years	Location:	WATERTOWN, MA

Home town:
Current & past employers:	Citi
Education:

This borrower member posted the following loan description, which has not been verified:

The loan will be used to purchase an engagement ring.

A credit bureau reported the following information about this borrower member on April 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	43
Revolving Credit Balance:	$7,629.00	Public Records On File:	0
Revolving Line Utilization:	25.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 390671

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
390671	$4,000	$4,000	7.68%	1.00%	April 15, 2009	April 19, 2012	April 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 390671. Member loan 390671 was requested on April 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,167 / month
Current employer:	Process Control Specialties, Inc.	Debt-to-income ratio:	13.45%
Length of employment:	10 years 2 months	Location:	Jersey Shore, PA

Home town:	State College
Current & past employers:	Process Control Specialties, Inc.
Education:	Lycoming College

This borrower member posted the following loan description, which has not been verified:

Hello, I am consolidating several smaller credit card balances into one loan. The interest rates on my cards aren't that bad, as my credit score and history are excellent, but lately with the current financial tom-foolery going on I've been thinking a lot about our banking system. I decided if someone is going to make a profit lending ME money, I'd rather it be real people rather than a bunch of rich fat-cat in a fancy office skimming off the top. So, I'm collecting my credit card debt (the debt that I don't have at 3.9% fixed for the life of the balance) into one payment. I take my debt very seriously, and have had revolving credit lines in good standing since I was 16 (a $300 balance capital one credit card!). I have been with my current job since 1998. My bills primarily consist of a car loan, and a few credit card bills. My wife and I have housing paid for by our company (she works with me), so we have a very good debt to income ratio and put as much as we can into savings every month. I've considered using our savings to pay down debt, but up until recently we were making more in investments than we were paying in interest. We'll see what the future holds. I'd pay off corporate debt before I'd pay off this LendingClub loan (which only has a three year term, which is a fairly insignificant amount of time in the big picture).

A credit bureau reported the following information about this borrower member on April 5, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,199.00	Public Records On File:	0
Revolving Line Utilization:	7.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 390720

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
390720	$25,000	$25,000	12.53%	1.00%	April 21, 2009	April 17, 2012	April 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 390720. Member loan 390720 was requested on April 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,583 / month
Current employer:	Scottel Voice and Data	Debt-to-income ratio:	1.39%
Length of employment:	6 years 6 months	Location:	Encino, CA

Home town:
Current & past employers:	Scottel Voice and Data
Education:	International American University

This borrower member posted the following loan description, which has not been verified:

Hi- I am trying to plan my dream wedding. I am earning a great annual salary. Thanks for your understanding and help

A credit bureau reported the following information about this borrower member on April 3, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,215.00	Public Records On File:	0
Revolving Line Utilization:	49.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 390743

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
390743	$5,000	$5,000	13.79%	1.00%	April 15, 2009	April 20, 2012	April 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 390743. Member loan 390743 was requested on April 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,846 / month
Current employer:	Character Translations, Inc.	Debt-to-income ratio:	5.69%
Length of employment:	5 years	Location:	Aston, PA

Home town:	Chester
Current & past employers:	Character Translations, Inc., The Franklin Mint, Inc., Accuweather, Inc.
Education:	Pennsylvania State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

This loan is to pay off two remaining items found on my credit reports. Both are medical expenses incurred many years ago that I was not aware my insurance had not covered. These open accounts total $643. I will also use this money to replace my current vehicle with a 1994 Chevy Blazer that is being sold for $1500. Other expenses, such as title transfer and minor repairs, will be paid using this loan. The remaining portion of this loan will pay off my current Visa credit card (which is in good standing), and finance my move to a location that is in closer proximity to my place of business. My current commute is approximately an hour (or more), and I would like to reduce that time to at least half. I have a steady job which has not been adversely affected by the current economic crisis. So, I could accomplish all of these things over time. However, the need for a different vehicle is great, and I am unable to secure a loan on my own without a co-sign. This would be a viable option, but my family does not have the credit history to facilitate this.

A credit bureau reported the following information about this borrower member on April 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$445.00	Public Records On File:	0
Revolving Line Utilization:	89.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what was the reason you couldn't secure any loan without co-sign?	According to the banks that I tried to secure a loan with, my credit score and income were borderline for their criteria. My assumption is that with the current economy, they have become more strict as to what their criteria is, and I fall just under their guidelines. I would have used a co-sign, but my brothers have credit histories that are terrible, and my parents' credit has taken a hit due to my oldest brother's battle with cancer. They had to refinance twice in the last few years, so I didn't want to bother them with this. That is why I decided to seek alternatives to traditional banking.

Member Payment Dependent Notes Series 390774

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
390774	$12,000	$12,000	15.68%	1.00%	April 21, 2009	April 20, 2012	April 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 390774. Member loan 390774 was requested on April 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	The Finishline	Debt-to-income ratio:	4.04%
Length of employment:	3 years	Location:	BRICK, NJ

Home town:	dunellen
Current & past employers:	The Finishline, National Legacy Group, Footlocker
Education:	Rutgers University at New Brunswick/Piscataway

This borrower member posted the following loan description, which has not been verified:

I will use this money to consolidate some old credit cards. These cards have high interest rates and I no longer use them. I would like to get rid of the debt in 36 months so I can look to buy a house. All my accounts are current and payments are always on time. The only reason for the loan is to consolidate my payment and get out of debt much sooner.

A credit bureau reported the following information about this borrower member on April 6, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	33
Revolving Credit Balance:	$7,805.00	Public Records On File:	0
Revolving Line Utilization:	41.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 390849

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
390849	$12,000	$12,000	9.63%	1.00%	April 17, 2009	April 18, 2012	April 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 390849. Member loan 390849 was requested on April 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Hennepin County Medical Center	Debt-to-income ratio:	14.93%
Length of employment:	1 year 7 months	Location:	Hastings, MN

Home town:	Minneapolis
Current & past employers:	Hennepin County Medical Center
Education:	Jamestown College

This borrower member posted the following loan description, which has not been verified:

I am looking for lower interest loan to move the remaining balance on my year old prosper.com loan to which is currently at 16% interest. I have a stable job in healthcare IT supporting core infrastructure in an already under staffed dept. I've never missed a payment on my prosper loan and for that matter in general as my credit history shows. I don't own a house which is probably just as well in this market as I want to get the rest of this balance paid off before buying one. My living expenses are cheap as I split rent with another person ($295/month) and my income is proportionally high at $75k/yr. I have a small car payment on a 2 year old gas sipping vehicle at $261/month. I have no credit cards with balances except for $2200 on a bestbuy card which has no payments/interest until 2012 and will be paid off long before then. Much like my current prosper loan I plan to just put this one on auto-pay and let it pay itself down.

A credit bureau reported the following information about this borrower member on April 4, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,300.00	Public Records On File:	0
Revolving Line Utilization:	11.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the url of your prosper listing?	Hopefully this works without a login >> http://www.prosper.com/lend/listing.aspx?listingID=325383
Why was the rate at Prosper so high on your original loan?	Because I set the starting rate higher to get it funded quicker. The rate was still lower than my credit cards so it was a net gain.
I was not able to see payment history on prosper loan and was wondering if you could copy and paste it on here. Only asking because I have had quite a few good credit people default on their loans.	I would recommend you see my credit history as evidence of my excellent payment history, here is a paste off of prosper if you are still interested though. Apr-13-2009 Automatic Processing 4732698 $0.00 $0.00 $162.83 $368.98 $531.81 $11,180.07 Mar-13-2009 Automatic Paid 4651375 $0.00 $0.00 $151.91 $379.90 $531.81 $11,549.05 Feb-13-2009 Automatic Paid 4566498 $0.00 $0.00 $173.23 $358.58 $531.81 $11,928.95 Jan-13-2009 Automatic Paid 4473113 $0.00 $0.00 $178.23 $353.58 $531.81 $12,287.53 Dec-13-2008 Automatic Paid 4389266 $0.00 $0.00 $177.31 $354.50 $531.81 $12,641.11 Nov-13-2008 Automatic Paid 4293608 $0.00 $0.00 $188.06 $343.75 $531.81 $12,995.61 Oct-13-2008 Automatic Paid 4199306 $0.00 $0.00 $186.71 $345.10 $531.81 $13,339.36 Sep-13-2008 Automatic Paid 4107132 $0.00 $0.00 $197.64 $334.17 $531.81 $13,684.46 Aug-13-2008 Automatic Paid 4007444 $0.00 $0.00 $202.29 $329.52 $531.81 $14,018.63 Jul-13-2008 Automatic Paid 3914208 $0.00 $0.00 $200.29 $331.52 $531.81 $14,348.15 Jun-13-2008 Automatic Paid 3822274 $0.00 $0.00 $211.48 $320.33 $531.81 $14,679.67

Member Payment Dependent Notes Series 390861

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
390861	$12,800	$12,800	13.79%	1.00%	April 20, 2009	April 18, 2012	April 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 390861. Member loan 390861 was requested on April 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,083 / month
Current employer:	Oracle Corporation	Debt-to-income ratio:	24.88%
Length of employment:	12 years 9 months	Location:	Denver, CO

Home town:	Denver
Current & past employers:	Oracle Corporation
Education:	University of Colorado at Boulder

This borrower member posted the following loan description, which has not been verified:

I have been working hard to pay down my credit card debt and have paid off almost $3000 in the past year. I have one card at an interest rate of 29.99% and it is hard to make any forward progress. This loan will allow me pay down my high interest debt more quickly so I can get to my goal of living debt free. Other than my outstanding debt, I have good credit and meet all my monthly obligations on time. My debt is preventing me from building up an adequate emergency fund which is also one of my primary financial goals. I believe in the power of social lending and hope that once I have repaid my debts that I can participate as an investor.

A credit bureau reported the following information about this borrower member on April 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$39,311.00	Public Records On File:	0
Revolving Line Utilization:	85.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 390885

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
390885	$1,000	$1,000	14.74%	1.00%	April 16, 2009	April 18, 2012	April 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 390885. Member loan 390885 was requested on April 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,167 / month
Current employer:	Robinson Nevada Mining Corp.	Debt-to-income ratio:	1.49%
Length of employment:	1 year 6 months	Location:	Ely, NV

Home town:	Tampa
Current & past employers:	Robinson Nevada Mining Corp., Reed, Inc
Education:	Great Basin College

This borrower member posted the following loan description, which has not been verified:

I just heard that my uncle is wanting to sell the very same drum set I played for years while growing up. Considering that it's a vintage Tama 7 pc. kit with all stands, cymbals, and accessories, he may sell it to someone else before I have enough saved up. I tried to arrange smaller payments, but he insists upon on a 1 time payment of the full amount in cash.

A credit bureau reported the following information about this borrower member on April 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,914.00	Public Records On File:	0
Revolving Line Utilization:	44.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If you were to sell drum set how much is it worth?	I'm not sure of it's actual value, it's a 7 piece *double bass drum* set, the cymbals are mixed value, but I have decent ones to replace it with. My uncle kept the best of his arsenal for his new Mapex kit. I remember vague details about it, since he's had them in storage for a few years. Last I seen it, parts were starting to wear, tightness and a little bit of rust from exposure to moisture in the air. Fortunately, we live in a rather dry climate. I'm sure that with a little bit of hardware reconditioning and a refinish of the natural wood drum shells, this kit could be easily seen fetching at least 5,000. I wouldn't sell it, though. It's a family heirloom, he just doesn't have room for it in storage or the jamroom.

Member Payment Dependent Notes Series 390897

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
390897	$10,000	$10,000	16.32%	1.00%	April 20, 2009	April 18, 2012	April 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 390897. Member loan 390897 was requested on April 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	St.Alexius Hospital	Debt-to-income ratio:	20.55%
Length of employment:	28 years 3 months	Location:	St. Louis, MO

Home town:	chicago
Current & past employers:	St.Alexius Hospital, Forest Park healthcare SVCS
Education:	Saint Louis Community College-Forest Park

This borrower member posted the following loan description, which has not been verified:

I would like to pay off some bills credit cards and loans off and have just one extra loans some I want have to keep living from payday to payday with no extra money in return. I am good with paying my debts I just have to many at this time. I'm not looking for a hand out just a hand. Thanks.

A credit bureau reported the following information about this borrower member on April 4, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	29
Revolving Credit Balance:	$3,996.00	Public Records On File:	1
Revolving Line Utilization:	97.50%	Months Since Last Record:	104
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what are the interest rates on the debts that you plan to pay off?	Type your answer here.16%

Member Payment Dependent Notes Series 391013

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
391013	$15,000	$15,000	16.00%	1.00%	April 20, 2009	April 19, 2012	April 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 391013. Member loan 391013 was requested on April 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Vespa Sarasota	Debt-to-income ratio:	7.92%
Length of employment:	2 years 11 months	Location:	Sarasota, FL

Home town:	Sussex
Current & past employers:	Vespa Sarasota, Vespa Tampa
Education:	Brighton College of Technology

This borrower member posted the following loan description, which has not been verified:

I have an oppurtunity to buy an established business that I currently manage and has been trading and growing for almost 3 years. I am requesting a loan amount of $15,000 which will be used along with $10,000 of my own savings to purchase 50% of the business, leaving me an option to buy the remaining 50 % over the next 5 years.

A credit bureau reported the following information about this borrower member on April 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,918.00	Public Records On File:	0
Revolving Line Utilization:	98.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 391020

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
391020	$7,200	$7,200	11.89%	1.00%	April 17, 2009	April 19, 2012	April 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 391020. Member loan 391020 was requested on April 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,667 / month
Current employer:	City of Greenville	Debt-to-income ratio:	6.98%
Length of employment:	15 years 3 months	Location:	greenville, OH

Home town:	Greenville
Current & past employers:	City of Greenville
Education:

This borrower member posted the following loan description, which has not been verified:

Paying off credit cards.

A credit bureau reported the following information about this borrower member on April 5, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	59
Revolving Credit Balance:	$9,144.00	Public Records On File:	0
Revolving Line Utilization:	25.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What credit cards are you paying off? what are their balances and rates?	Type your answer here. sears gold master card. bal. $4,300 @ 22.31% citi bank master card. bal. $3,100 @ 18.99%

Member Payment Dependent Notes Series 391046

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
391046	$6,000	$6,000	11.89%	1.00%	April 15, 2009	April 19, 2012	April 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 391046. Member loan 391046 was requested on April 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	n/a	Debt-to-income ratio:	7.23%
Length of employment:	1 year 9 months	Location:	New York, NY

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

My sister is getting married in May. She has to pay for her whole wedding herself as our parents aren?t able to contribute anything. I would like to be able to help her with the wedding as I?m the only family left she can count on. Source of payment for the loan: After tax monthly salary: $3,805 -Rent $1592 -Household Expenses $180 =$2,033 a month for living expenses and debt payment Other source of payment is $25,000 settlement scheduled for payment in FY2009. Thank you for all of your help! And thank you for helping my sister make her wedding dreams come true.

A credit bureau reported the following information about this borrower member on April 5, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,965.00	Public Records On File:	0
Revolving Line Utilization:	53.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Where do you work? You state that your household expenses are $180. How do you do food, transportation, utilities, etc on about $40 a week?	I work as an Analyst in an S&P 500 firm. I calculated living expenses as follows: $60 a month for electricity + $60 a month for phone + $60 a month for cable = $180 Household expenses I do not have a monthly water bill because it is included as part of my rent. I do not own a car and rely on public transportation. My monthly commuter pass is deducted from my paycheck and is already netted out of the above monthly income. Food costs come out of the $2033 living expenses and debt repayment section. I didn?t put food in the household expenses section because I thought it was more discretionary (coupons, can cook more at home, etc.). Thank you for your questions. I hope that helped.

Member Payment Dependent Notes Series 391056

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
391056	$10,000	$10,000	12.84%	1.00%	April 20, 2009	April 19, 2012	April 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 391056. Member loan 391056 was requested on April 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$11,000 / month
Current employer:	RBS Sempra Commodities	Debt-to-income ratio:	2.00%
Length of employment:	5 years	Location:	Stamford, CT

Home town:	Stamford
Current & past employers:	RBS Sempra Commodities, General Electric
Education:	Pace University-New York

This borrower member posted the following loan description, which has not been verified:

I would like to borrow $10,000.00...I think I am a very good risk... I will be able to pay it back in 3 years I have gotten myself a little over extended with credit card bills....I recently got engaged to the woman of my dreams....but I spent too much on the engagement ring... I bring home $3,700.00 a month in income Following are my expenses: Student Loan $115.00 Rent $1,500.00 Cell Phone $120.00 Cable/phone/Internet $175.00 Electric $120.00 Gas and Auto Maint $150.00 Food and Beverages $500.00 Misc. Expenses Entertainment 320.00 Total Expenses equal $3,000.00 This leaves me $700.00 a month for my credit card bills....I am putting the whole $700.00 towards all my bills.....which leaves me no room to error With a loan from you....for a 3 years period and at lets say 12%.....I would be paying $335.00 a month and be able to save some cash for our future. Also, as soon as we move in together these expenses will be reduced Thanks and I look forward to hearing from you Tom

A credit bureau reported the following information about this borrower member on April 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1984	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,462.00	Public Records On File:	0
Revolving Line Utilization:	21.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How do you have $11,000/mo. income and only bring home $3,700/mo.? Is part of that 11Gs from you significant other or do you have other income than from you currant employer? Good luck on your up coming wedding.	That is a great question...My Monthly income is $3,700.00 (that is the net)...the Gross income on that is about $6,700.00 I usually get a bonus that averages the difference each month I know I can pay this loan back....Thanks for the well wishes

Member Payment Dependent Notes Series 391075

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
391075	$5,000	$5,000	14.74%	1.00%	April 20, 2009	April 20, 2012	April 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 391075. Member loan 391075 was requested on April 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,750 / month
Current employer:	Predictive Dialers	Debt-to-income ratio:	9.81%
Length of employment:	2 years 11 months	Location:	Provo, UT

Home town:	Livingston
Current & past employers:	Predictive Dialers, Desert Springs Communities
Education:	The University of Tennessee

This borrower member posted the following loan description, which has not been verified:

Need to acquire a loan to pay off credit cards, invest, and home improvment.

A credit bureau reported the following information about this borrower member on April 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,335.00	Public Records On File:	0
Revolving Line Utilization:	45.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you be willing to verify your income with Lendingclub? It would go a long way toward funding this loan request. Lendingclub: 408-524-1540	Yes I will verify this now. Thanks!

Member Payment Dependent Notes Series 391078

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
391078	$6,000	$6,000	12.21%	1.00%	April 17, 2009	April 19, 2012	April 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 391078. Member loan 391078 was requested on April 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	US Postal Service (USPS)	Debt-to-income ratio:	0.60%
Length of employment:	2 years 11 months	Location:	San Jose, CA

Home town:	San Diego
Current & past employers:	US Postal Service (USPS), Transportation Security Administration, Cypress Semiconductors
Education:	San Jose-Evergreen Community College District

This borrower member posted the following loan description, which has not been verified:

Looking to finance a $6000 used motorcycle from either a used dealer or a person posting on craigs list. Last Fico score was on April 1, 2009 with a score of 744 with Equifax. I have a 10 year credit history.

A credit bureau reported the following information about this borrower member on April 5, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	39
Revolving Credit Balance:	$297.00	Public Records On File:	0
Revolving Line Utilization:	5.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Happy to help another San Josean. Can you tell me why you would not get a loan through a local bank? and how safe your job at the USPS is?	I was shopping around for loan terms. So far lending club looked the most enticing. As for as the post office goes, I am insured a 40 hour week reguardless of volume of mail or if we change to a 5 day delivery sched. safe? pretty much the same as other jobs, but its unionized so it'll take a lot to let people go.

Member Payment Dependent Notes Series 391087

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
391087	$6,000	$6,000	15.68%	1.00%	April 20, 2009	April 19, 2012	April 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 391087. Member loan 391087 was requested on April 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Wyatt Enterprises	Debt-to-income ratio:	23.35%
Length of employment:	14 years 10 months	Location:	winthrop, MA

Home town:	Winthrop
Current & past employers:	Wyatt Enterprises
Education:

This borrower member posted the following loan description, which has not been verified:

I am here to Consolidate my High interest debt.I just had another little girl and I want to make sure I am debt free sooner rather than later.These are my account balances Merrick Bank...2300.00 Cross Country Bank..1983.00 Circuit City...750.00 Hsbc...3200.00 Discover...2100.00 Chase...700.00 Recieving this Loan would greatly reduce my monthly payments and combine it all into one monthly payment.Thank you for your time and I look forward to working with you....Chris

A credit bureau reported the following information about this borrower member on April 5, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	33
Revolving Credit Balance:	$7,160.00	Public Records On File:	0
Revolving Line Utilization:	62.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, Your debt you listed exceeds the amount of the loan you are requesting for consolidation. How do you plan to handle that?	Hello..I originally listed the loan for 11,000 but was approved for 6,000 so I am going to pay off my highest interest cards with that..thanks for your question

Member Payment Dependent Notes Series 391113

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
391113	$12,800	$12,800	13.16%	1.00%	April 20, 2009	April 19, 2012	April 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 391113. Member loan 391113 was requested on April 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,167 / month
Current employer:	Pricewaterhouse Coopers	Debt-to-income ratio:	3.74%
Length of employment:	2 years 4 months	Location:	san francisco, CA

Home town:	san francisco
Current & past employers:	Pricewaterhouse Coopers
Education:	san jose state university

This borrower member posted the following loan description, which has not been verified:

I currently have $16,000 in debt related to credit cards which were used during the course of my four year off-campus stay at a university. My financial aid wasn't enough to cover these costs and as such I needed to use credit cards to pay for living expenses such as rent and food. I now have a full-time job as an accountant and am currently working towards paying off this debt. However, I am appalled with the 19% - 25% rate I am paying. Therefore, I am seeking a better rate so that I can pay my debt at a faster rate and become debt-free!

A credit bureau reported the following information about this borrower member on April 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	46
Revolving Credit Balance:	$6,214.00	Public Records On File:	0
Revolving Line Utilization:	20.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much is your rent each month? What opther monthly expenses do you have? Thanks	Rent is $1000, other liiving expenses are $1000, and I pay bills with the rest.

Member Payment Dependent Notes Series 391135

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
391135	$5,000	$5,000	13.79%	1.00%	April 16, 2009	April 19, 2012	April 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 391135. Member loan 391135 was requested on April 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,875 / month
Current employer:	Cambridge University Press	Debt-to-income ratio:	7.41%
Length of employment:	1 year 6 months	Location:	Brooklyn, NY

Home town:	Middlebury
Current & past employers:	Cambridge University Press
Education:

This borrower member posted the following loan description, which has not been verified:

I would very much like to consolidate and pay off a chunk of 3 different loans I have from my education, both Bachelor's and Master's degrees, so that I have only one payment I need to make each month and can save money on fees and interest over time.

A credit bureau reported the following information about this borrower member on April 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1975	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	63
Revolving Credit Balance:	$693.00	Public Records On File:	0
Revolving Line Utilization:	23.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
According to you credit report your credit history starts in 1975. Is this correct? If so, why are you still paying student debts?	Hi, I was born in 1978 so actually I'm not sure why my credit history says it starts in 1978? Maybe it's because my mom has co-signed my student loans so-that is when her credit report history has started.
Would you verify your income with Lending Club?	Hi, I did send in my last 3 payroll statements to Lending Club- is there another way I should verify? Thanks, Emily
Student loans ought to carry lower interest rates than the one you'd get with this loan. Could you please share what the interest rates are on your student loans and also what your current total monthly payment is on those loans?	Hi, I went to a grad school that was unaccredited when I first entered (though it was accredited by the time of my graduation) so I was unable to get a student loan but a personal loan at an interest rate of 11.75% which was co-signed by my mother. Monthy payment for this is $170.43, I also have a student loan with a balance of $1,492.87 @4.760%, with payments at $50/month. However, I also have a loan with a balance of $5,750 in the Netherlands with a monthly payment of 115 euro (about $151), but transferring this amount each month costs me $35 in bank fees for foreign transactions, so I would like to get a chunk of that paid off to save money.

Member Payment Dependent Notes Series 391173

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
391173	$12,000	$12,000	14.74%	1.00%	April 20, 2009	April 19, 2012	April 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 391173. Member loan 391173 was requested on April 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,675 / month
Current employer:	Boeing Company	Debt-to-income ratio:	3.87%
Length of employment:	1 year 3 months	Location:	Renton, WA

Home town:	Valdosta
Current & past employers:	Boeing Company
Education:	Auburn University Main Campus

This borrower member posted the following loan description, which has not been verified:

I am asking for this loan to cover a variety of debt. I would like to pay off 4 credit cards with balances of $4,700, $3,000, $1000, and $500. Also I would like to pay off my School Loan I have from acquiring my Electrical Engineering degree from Auburn University. I have roughly $700 a month to cover this loan without spending a dime more than I already do each month. My employment: I am a Manufacturing Engineer / Project Manager for Boeing working on the 737 New Generation Aircraft. I feel very secure with this company and I am fully employed. I plan on paying this loan off prior to the 36 month term. If you have any questions let me know.

A credit bureau reported the following information about this borrower member on April 5, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,810.00	Public Records On File:	0
Revolving Line Utilization:	37.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 391175

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
391175	$12,000	$12,000	13.16%	1.00%	April 20, 2009	April 19, 2012	April 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 391175. Member loan 391175 was requested on April 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,000 / month
Current employer:	Entertainment Partners	Debt-to-income ratio:	9.40%
Length of employment:	8 years	Location:	Alhambra, CA

Home town:	San Jose
Current & past employers:	Entertainment Partners, same as above
Education:	none

This borrower member posted the following loan description, which has not been verified:

i just want to pay off all credit cards and get rid of all the high interest, thank you.

A credit bureau reported the following information about this borrower member on April 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	26
Revolving Credit Balance:	$15,127.00	Public Records On File:	1
Revolving Line Utilization:	45.60%	Months Since Last Record:	118
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Besides the monthly rent and other costs of living, are you currently paying off any other notes such as a monthly car payment? You have a nice monthly gross income; seems the credit card debt shouldn't be a problem paying off using your income. Thanks...	i have a car loan, but, it will not be paid off with this loan, i have asked the credit card companies to lower the interest rates and they denied my request, therefore i want to pay off everybody, cut the credit card in a miliion pieces, and just have one monthly payment.

Member Payment Dependent Notes Series 391203

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
391203	$9,600	$9,600	13.16%	1.00%	April 21, 2009	April 20, 2012	April 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 391203. Member loan 391203 was requested on April 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,667 / month
Current employer:	FCS Industries, Inc.	Debt-to-income ratio:	5.21%
Length of employment:	2 years 2 months	Location:	Oak Lawn, IL

Home town:	Burr Ridge
Current & past employers:	FCS Industries, Inc., Shepard, Schwartz & Harris LLP
Education:	University of Illinois at Chicago

This borrower member posted the following loan description, which has not been verified:

I am trying to get my life in order after a bout with alcoholism. To this end, I wish to relieve myself of the debt I have incurred over the years. Once I accomplish this goal, I will be able to progress personally, professionally as well as financially.

A credit bureau reported the following information about this borrower member on April 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1971	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	23	Months Since Last Delinquency:	8
Revolving Credit Balance:	$7,491.00	Public Records On File:	0
Revolving Line Utilization:	71.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I appreciate your honesty. What debt are you trying to resolve besides your credit card debt?	At this time, all I have is credit card debt. My car is completely paid off and I rent an apartment. Other than my past alcoholic addiction, I have no other vices or debts created by other vices.
I would like to help fund your loan, but I have two questions first: 1) Can you please explain the delinquency incurred 8 months ago listed in your credit history? 2) What sort of company is "FCS Industries" and what is the nature of your position there? Sorry to ask, but in these tough times I think lenders have to inquire about job security... Good luck getting full funding and getting free of debt!	I am not exacting sure about the deliquency because I pay my monthly bills on time. But I could have been late for a Comcast bill in the past. FCS Industries, Inc. ("FCS") is a transportation company that provides trucking and logistics services for its customers. FCS is the parent company of many subsidiaries located in the Midwest. It is a privately-held company and is headquartered out of Taylor, Michigan.

Member Payment Dependent Notes Series 391230

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
391230	$19,650	$19,650	15.37%	1.00%	April 20, 2009	April 20, 2012	April 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 391230. Member loan 391230 was requested on April 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,275 / month
Current employer:	First Trinity Evangelical-Lutheran Church	Debt-to-income ratio:	11.72%
Length of employment:	11 years 1 month	Location:	Pittsburgh, PA

Home town:	Baltimore
Current & past employers:	First Trinity Evangelical-Lutheran Church, John Huss Evangelical-Lutheran Church, MicroPower Systems, Inc.
Education:	Concordia College-Ann Arbor, Concordia Theological Seminary, Duquesne University, Pittsburgh Theological Seminary

This borrower member posted the following loan description, which has not been verified:

I am seeking to refinance a BoA line of credit that was originally used to pay for parochial school educational expenses. The original loan was through a different bank at a very favorable rate but has since been bought out by two banks (now BoA). Due to the recent economic crisis, and BoA lending practices, the interest rates have increased significantly. Your loan will enable me to put this loan repayment back within my original budget. I have been steadily employed in the same career for 19 years and at the same place of employment for the past 11 years. My credit rating is good and my credit reports show that I have never missed or been late on a payment. Keeping interest rates and payment schedules within my family's annual budget is important to my overall financial goals. I am thankful for lenders who appreciate stability a solid repayment record.

A credit bureau reported the following information about this borrower member on April 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$43,620.00	Public Records On File:	0
Revolving Line Utilization:	92.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 391247

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
391247	$12,800	$12,800	14.74%	1.00%	April 20, 2009	April 20, 2012	April 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 391247. Member loan 391247 was requested on April 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	JPMorgan Chase & Co.	Debt-to-income ratio:	14.96%
Length of employment:	3 years	Location:	cedar park, TX

Home town:	Kalamazoo
Current & past employers:	JPMorgan Chase & Co., Wells Fargo Financial
Education:	Carthage College

This borrower member posted the following loan description, which has not been verified:

I am a bank manager that has very steady income but am trying to consol two credit cards together and become junk debt free. On my record I have two homes that are rental properties for me in MI. I am on them with my father so there is no risk there. My payback timeframe is 12-18 months for this loan.

A credit bureau reported the following information about this borrower member on April 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	28	Months Since Last Delinquency:	17
Revolving Credit Balance:	$24,769.00	Public Records On File:	0
Revolving Line Utilization:	90.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
May I ask about your credit delinquency?	I am only aware of one delinquecy and it is a 30 day on my second mtg to my house in Michigan. It was a simple mistake not to pay on time and a forgotten bill till the next statement came with double the amount due. If there is something else please get specific and I will answer anything you want.

Member Payment Dependent Notes Series 391263

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
391263	$19,750	$19,750	20.11%	1.00%	April 20, 2009	April 20, 2012	April 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 391263. Member loan 391263 was requested on April 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$50,000 / month
Current employer:	The Vinland Group LLC	Debt-to-income ratio:	14.39%
Length of employment:	2 years 1 month	Location:	New York, NY

Home town:	New York
Current & past employers:	The Vinland Group LLC
Education:	McGill University

This borrower member posted the following loan description, which has not been verified:

I have been a practising attorney in New York City since 1984, with a practice that focuses on mergers and acquisitions, corporate finance and corporate, commercial and regulatory representation in the communications and media sectors. After twenty-four years of practice in a large law firm environment, I decided to form my own law firm. My recent historical client billings have averaged between $2.4 million and $3.2 million per year. Given the economic downturn, I am making a very conservative annual legal practice business model assumption of $1.5 million - $2.0 million in revenues and no more than $300,000 of overhead. I typically work only on retainer, and thereby avoid realization and collection problems. The loan would be used for cash flow balancing. Thank you for your consideration and attention.

A credit bureau reported the following information about this borrower member on April 6, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1988	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	42
Revolving Credit Balance:	$952,013.00	Public Records On File:	0
Revolving Line Utilization:	99.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you verify income? Why do you have almost $1 million in revolving debt?	Income can be verified in tax returns and invoices. I have approx. $200,000 in revolving debt, mostly incurred in launching the business; the only other debt is residential mortgage debt, at very low interest. Thanks.
Can you explain the delinquency from 42 months ago?	I'm not sure what it was. Best guess: 3 and 1/2 years ago, I was a partner in a law firm that went on to collapse in 2006 and closed its doors. For a time, it did not make normal draw distributions, and I (and all other partners) had cash flow problems because of that. I may have been late on a couple of bills at that time. It was one of the experiences that convinced me to form my own law firm.
You say you have approx $200,000 in revolving debt, but according to your listing, you are utilizing 99% of $1 million in revolving credit. Can you provide more info about that?	I spoke to the Lending Club staff about this yesterday. My Lending Club profile reports my revolving credit indebtedness as $952,000.00. Actually, my revolving indebtedness is approx. $200,000.00, of which approx. $120,000.00 is credit cards and $75,000.00 is a Citibank line of credit. Monthly debt service on all that is about $5,000.00. My only other indebtedness is a $703,000.00 first mortgage (Citimortgage; monthly payment is $4,740.00) and a $750,000.00 HELOC (Home Equity Line of Credit) (JPMorganChase; monthly payment is approx. $1,900.00). It looks as though Lending Club and/or the credit reporting agency interpreted the HELOC as a revolving line and added that to the $200,000.00. The $1,450,000.00 first mortgage and HELOC on my condominium apartment represent only 2/3's of its appraised $2,175,000.00 value. Most of the HELOC and credit line debt were incurred in launching my business and a few prior home improvements. Lending Club is supposed to be making a notation in my profile to correct this information. Thank you.
Why are you willing to fund your working capital at 20% interest?	It's not a low interest rate, but in a difficult lending climate, I accept the idea that there has to be a premium paid for alternative finance options like Lending Club. Thanks.

Member Payment Dependent Notes Series 391306

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
391306	$7,100	$7,100	8.00%	1.00%	April 20, 2009	April 21, 2012	April 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 391306. Member loan 391306 was requested on April 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Virginia Tech	Debt-to-income ratio:	13.25%
Length of employment:	6 years 2 months	Location:	Blacksburg, VA

Home town:
Current & past employers:	Virginia Tech
Education:

This borrower member posted the following loan description, which has not been verified:

Debt consolidation loan

A credit bureau reported the following information about this borrower member on April 7, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1991	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,409.00	Public Records On File:	0
Revolving Line Utilization:	12.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Will you provide more detail about the debt you will be paying off (current debt, interest rates, and required monthly minimums)? Additionally will you explain the 3 recent credit inquiries on your account? Thank you.	Type your answer here.The three inquiries were due to a mortgage refinance.

Member Payment Dependent Notes Series 391319

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
391319	$9,150	$9,150	14.11%	1.00%	April 21, 2009	April 20, 2012	April 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 391319. Member loan 391319 was requested on April 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	douglas elliman	Debt-to-income ratio:	24.34%
Length of employment:	5 years	Location:	riverhead, NY

Home town:	brooklyn
Current & past employers:	douglas elliman
Education:	Boston University

This borrower member posted the following loan description, which has not been verified:

My income and credit is excellent.

A credit bureau reported the following information about this borrower member on April 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1972	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	15
Revolving Credit Balance:	$46,268.00	Public Records On File:	0
Revolving Line Utilization:	92.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 391348

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
391348	$12,500	$12,500	11.89%	1.00%	April 21, 2009	April 20, 2012	April 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 391348. Member loan 391348 was requested on April 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Republic Airways Holdings	Debt-to-income ratio:	14.68%
Length of employment:	4 years 2 months	Location:	Crystal Lake, IL

Home town:	Lewisville
Current & past employers:	Republic Airways Holdings, Chicago Express Airlines
Education:	Southern Illinois University-Carbondale

This borrower member posted the following loan description, which has not been verified:

Hi there! I just want to be free of my credit cards, so I want to quickly pay them off and close them out so I can take advantage of these low rates and finish saving up for my first home purchase this year. I'm a good person and have a great credit score!

A credit bureau reported the following information about this borrower member on April 6, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,663.00	Public Records On File:	0
Revolving Line Utilization:	34.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Republic Airways?	I'm a pilot, upgraded to captain last year.
I wouldn't close the credit cards if you want to buy a house. Closing the credit cards will lower your credit score	You are right. I did a balance transfer a while ago to a separate card from my primary one and I'd like to pay off that balance before the transfer introductory rate expires. I'm tired of doing a balance transfer every year, I just want to put it into a loan so I don't have to look at a revolving credit balance all the time. I still plan on keeping my primary credit card open, I've had it for a long time. With the way I have arranged my accounts, payments, and paycheck deposits, I think this will work best for me. The minimum payments on that debt will be a little bit higher, but I pay much more more ($500 a month) into my credit card monthly and the money I have set up saving for a down payment will combine with what I pay in rent now to cover a mortgage payment, taxes, utilities etc.

Member Payment Dependent Notes Series 391365

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
391365	$9,500	$9,500	15.05%	1.00%	April 20, 2009	April 20, 2012	April 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 391365. Member loan 391365 was requested on April 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	Central Coast Sealcoating	Debt-to-income ratio:	7.30%
Length of employment:	10 years	Location:	Atascadero, CA

Home town:	Walnut Creek
Current & past employers:	Central Coast Sealcoating, Auto-Doc
Education:	Santa Barbara Business College-Santa Maria

This borrower member posted the following loan description, which has not been verified:

I have been in business for 10 years. I need to buy one piece of equipment so I can do bigger jobs and make more profit. I have a Asphalt business. As you know, lending is tight and so this APR is better than any other. All other lending companies want to do LEASE's. It is equivelant to an 25% APR! Anyhow we are doing really well but without this one piece of equipment I wont be able to do any big jobs to which I have four set up to do. I have 4 jobs totalling $51,000 but will not be able to do them properly without getting the piece of equipment I need. Yes as a licensed contractor I can only ask for 10% of each job up front , so thats around $5100. Not enough to buy this tank I need. The piece of equipment in question here is a 1500 gallon sealcoat tank. This is what I need to be able to do shopping center parking lots. I have 4 to do. I can do them but I will lose money doing them with the smaller tanks that I have. (600) and (300). With the 1500 gallon tank I can buy the sealcoat in bulk and save $900 each time I feel it up. That is alot. I have the truck to put the tank on already, just need the tank. Just as a reference, last year I made around $140,000. But, I had to pay alot of taxes this year so I dont want to use anymore cash for at least 2 or 3 months if I dont have to. That is where you come in. Please help. Thank you so much.

A credit bureau reported the following information about this borrower member on April 6, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	37
Revolving Credit Balance:	$3,951.00	Public Records On File:	0
Revolving Line Utilization:	16.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, I am interested in helping to fund your loan, but wonder if you could please explain the delinquency on your account from 37 months ago? Thanks!	I had a cell phone thru Pacific Bell at the time, now At &T. In my area I would get about 30 dropped calls a day and it was my business cell phone. So it was highly unprofessional I felt to have dropped call constantly. They tried to give me a new phone every other month saying the signal would be better with each cell phone. I finally canceled it and told them I would not pay the early termination fee. It actually was from about 6 years ago but they keep renewing it. If I would of known how important it was to keep off my credit report I would have pait it,but, I felt that I was done really really wrong.

Member Payment Dependent Notes Series 391438

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
391438	$4,000	$4,000	15.37%	1.00%	April 20, 2009	April 20, 2012	April 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 391438. Member loan 391438 was requested on April 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,333 / month
Current employer:	Whole Foods Market	Debt-to-income ratio:	23.83%
Length of employment:	5 years 1 month	Location:	fairfax, CA

Home town:	Fairfax
Current & past employers:	Whole Foods Market, Sears Holdings Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

well to make a long story short. I got a credit card when i was 18 then i just went doen hillfrom there. now i have 5 credit cards that are maxed out , a personal loan and a car payment. i just want to pay them of and just have one bill instead of 7

A credit bureau reported the following information about this borrower member on April 6, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2006	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,071.00	Public Records On File:	0
Revolving Line Utilization:	78.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Will you please list out your current debt balances, interest rates, minimum required payments, and your normal monthly payments? Additionally will you provide more detail about how you accrued the debt and what actions you have taken to avoid accruing more debt? Finally will you list you your monthly expenditures and net income? Thank you.	capital one owe 700. min payment 20 Bank of america owe 600. min payment 15 GE money owe 1000. min payment 60 Sears owe 1100. min payment 25 Matco tools owe 340. min payment 20 i dont know the interest rates but i know they are higher than 15% I accrued my debt by being young and naive. I just got a hold of one and then another one and i just dug my own hole. i have destroyed my credit cards so i dont have to see them or think about them or use them. Now i save up money if i want to get something instead of applying for another credit card. i also have to pay for my personal loan which is 150 for 5k, 260 for a motorcycle loan, 240 for car and motorcycle insurance, 50 for my phone bill, 100 for dog and cat food. I my net income is around 2000 a month. it fluxuates and lately my hours have benn getting cut. im also selling my car do reduce my burden on bills. i hope this answers your questions and thanks for helping me out
will you pay down loan when car is sold? What value of car? Since your expenses are only $800 month and income is 2k do you plan to pay extra payments?	Yup thats the plan. Sell the car use it to pay off some of the loans I have. My car is only worth 2500 because I haven't been Maintaining it because I can't afford to but if I had the money to maintaining it would be worth more. I would try to make extra payments whenever I get a chance

Member Payment Dependent Notes Series 391479

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
391479	$11,000	$11,000	15.68%	1.00%	April 21, 2009	April 20, 2012	April 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 391479. Member loan 391479 was requested on April 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Honlulu Fire Department	Debt-to-income ratio:	14.97%
Length of employment:	18 years 4 months	Location:	Kaneohe, HI

Home town:	Wailuku
Current & past employers:	Honlulu Fire Department
Education:	BYU Hawaii

This borrower member posted the following loan description, which has not been verified:

requesting loan to make some home improvements as well as pay off some bills.

A credit bureau reported the following information about this borrower member on April 6, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1974	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	70
Revolving Credit Balance:	$9,649.00	Public Records On File:	0
Revolving Line Utilization:	50.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
you say you rent.............home improvement	Yes, thank you, I do rent but my bathroom floor needs to be fixed and so I will be paying for it and my landlord will take half the cost off of my rent.

Member Payment Dependent Notes Series 391525

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
391525	$4,800	$4,800	8.00%	1.00%	April 17, 2009	April 21, 2012	April 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 391525. Member loan 391525 was requested on April 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	USA Properties Fund	Debt-to-income ratio:	1.20%
Length of employment:	9 years 1 month	Location:	Plumas Lake, CA

Home town:	Capitola
Current & past employers:	USA Properties Fund, Gray Cary Ware & Friedenrich
Education:	Heald College at San Jose

This borrower member posted the following loan description, which has not been verified:

I am seeking a fixed monthly payment loan for the installation of a concrete patio and walkway at my new home.

A credit bureau reported the following information about this borrower member on April 7, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,473.00	Public Records On File:	0
Revolving Line Utilization:	10.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 391569

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
391569	$20,000	$20,000	14.74%	1.00%	April 21, 2009	April 21, 2012	April 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 391569. Member loan 391569 was requested on April 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	Local 422	Debt-to-income ratio:	15.51%
Length of employment:	11 years	Location:	morris, IL

Home town:	Coal City
Current & past employers:	Local 422
Education:

This borrower member posted the following loan description, which has not been verified:

Along with my tax refund and your loan I would like to pay off my credit cards and have one bill. Althouh my credit is good and not excellent I feel I am very reliable with paying my bills.

A credit bureau reported the following information about this borrower member on April 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1985	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	49
Revolving Credit Balance:	$19,367.00	Public Records On File:	0
Revolving Line Utilization:	49.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 391605

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
391605	$5,300	$5,300	7.68%	1.00%	April 16, 2009	April 21, 2012	April 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 391605. Member loan 391605 was requested on April 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,577 / month
Current employer:	Kroger	Debt-to-income ratio:	0.58%
Length of employment:	33 years 6 months	Location:	Elizabethtown, KY

Home town:	Louisville
Current & past employers:	Kroger, Ponderosa Steak House
Education:	Lexington Community College

This borrower member posted the following loan description, which has not been verified:

To most importantly; pay for my dental expenses in having crown work done on three of my lower front teeth, and to also pay off my American Express credit card.

A credit bureau reported the following information about this borrower member on April 7, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1990	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,674.00	Public Records On File:	0
Revolving Line Utilization:	8.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
WHAT IS KROGER AND WHAT IS YOUR WORK AT KROGER? THANK YOU DRW	Kroger is a grocery chain, and I am a full time employee at one of our local Kroger stores here in Elizabethtown; My title there is the Commercial Bakery Mgr., fancy name but just basically a Grocery Clerk.
I suspect you're THAT Tigerpaws (in other words, you must know me). You would also know how to contact me, or at least you can ask TC and we'll arrange it *wink wink* =^.^=	No, I don't believe that I know you
You seem to have a great credit score and history. Did you get a chance to look around for other loan options and potentially get a better rate?	Not really, I ran across Lending Club while reading a copy of my Readers Digest and thought I would give it a try. I was really impressed with the thought of people helping and trusting people. I did get a quote from my company's credit union, however it's APR is a little higher at the moment.

Member Payment Dependent Notes Series 391632

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
391632	$1,500	$1,500	13.16%	1.00%	April 20, 2009	April 21, 2012	April 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 391632. Member loan 391632 was requested on April 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	retired	Debt-to-income ratio:	10.44%
Length of employment:	7 years 3 months	Location:	newark, DE

Home town:
Current & past employers:	retired
Education:

This borrower member posted the following loan description, which has not been verified:

need lots of dental work and don't have the money

A credit bureau reported the following information about this borrower member on April 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1986	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	15	Months Since Last Delinquency:	23
Revolving Credit Balance:	$10,926.00	Public Records On File:	0
Revolving Line Utilization:	72.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your current monthly expenses? can you tell me about the deliquency on your record? Thanks	mortgage 800 electric 235 car insurance 95 house insurance 23 cable 75 discover 158 walmart 49 exxon 50 I am not sure of the deliquency you are talking about.
why do you have $10K in debt already?	Stupid shopping, but it is current.
You are retired. Can you tell me your age and your sources of income? Would you also be willing to disclose whether you have savings?	My age is 63. and I have three sources of income: a pension from the state of DE, a second pension from a hospital I worked at, and social security.

Member Payment Dependent Notes Series 391645

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
391645	$10,000	$10,000	12.21%	1.00%	April 21, 2009	April 21, 2012	April 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 391645. Member loan 391645 was requested on April 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	n/a	Debt-to-income ratio:	11.02%
Length of employment:	5 years 11 months	Location:	Albany, NY

Home town:	Schenectady
Current & past employers:
Education:	Boston College

This borrower member posted the following loan description, which has not been verified:

So, I adopted a retired seeing eye dog from the pound last year - a lovely old fellow of about 11 years old. While I make a good income, two unexpected surgeries cost several thousand dollars, which I had to put on my credit card. Things were going along great until my interest rate shot up to 19.99%. I certainly can and have been making the payments without a problem, but I would love to get out of debt sooner rather than later. Paying off this credit card through Lending Club will allow me to reduce my overall debt much quicker. I am a professional person who has a stable job and makes a good salary. I have diligently improved my credit score over the last few years and am looking at Lending Club as a way to continue to do that. Thanks for your interest. I hope that we can work together to both our benefit.

A credit bureau reported the following information about this borrower member on April 7, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	66
Revolving Credit Balance:	$9,484.00	Public Records On File:	0
Revolving Line Utilization:	83.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please provide details on your previous delinquency? Thank you. You did a good deed adopting that dog. I'm a vet who works in the Albany area, and I'm just curious...what were the surgeries for?	My last delinquency was five and a half years ago. While I don't recall the specific details of it, I know that I was a bit late on two bills because I moved from Virginia to New York and with a new address and banking account, a couple of minor, non-recurring payments fell through the cracks for a brief time.
You sound like a good person taking care of such a noble animal. However, it makes me wonder why you would risk your credit and finances? Can you provide more information on how you plan to avoid or cover potential future costs?	As I say, I am more than capable of paying off the amounts due over time. My purpose in borrowing from Lending Club is to decrease the time it takes to pay off the amounts due and to decrease the interest expense as well. In addition, I have started an emergency fund to defray future medical costs. A lower monthly payment will allow me to add more to the fund on a monthly basis and avoid having to put any future expenses on my credit card. While ideally, I would have had more in the fund before such expenses arose, his medical issued cropped up before I had the opportunity to gather any substantial amounts and, frankly, I was not as educated as I perhaps should have been regarding the substantial costs of medical care for a senior dog.

Member Payment Dependent Notes Series 391659

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
391659	$4,200	$4,200	17.26%	1.00%	April 16, 2009	April 21, 2012	April 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 391659. Member loan 391659 was requested on April 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	It Works Marketing, Inc	Debt-to-income ratio:	12.31%
Length of employment:	1 year 3 months	Location:	Kentwood, MI

Home town:	Jackson
Current & past employers:	It Works Marketing, Inc
Education:	Hope College

This borrower member posted the following loan description, which has not been verified:

We spent more on our wedding than we had initially planned and had to use our credit cards to finance the last few vendor payments. Those pictures were great, but expensive!! We'd like to keep our credit scores as high as possible and we know the score goes down as the amount of available revolving credit decreases. I am looking for a fixed payment loan that I can pay down over time and get our credit cards back to $0 balances as we always maintained before the wedding. I have never had a late payment on any account. We own our cars free and clear and have minimal monthly obligations. I am a college graduate and I have a good paying job. My credit "grade" will increase dramatically when these credit cards are paid off. My credit score was 725 when I had a zero balance on these cards and I'd like it to return there.

A credit bureau reported the following information about this borrower member on April 7, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,753.00	Public Records On File:	0
Revolving Line Utilization:	95.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congrats on your wedding. Will this be a debt consolidation then? What will your monthly expenses be, including the loan, for you and your husband?	Thanks for the congrats. We're really happy and the first six months have been great. This would be a debt consolidation loan. Our payment will be pretty much the same as what we've been paying on our credit cards, but we don't like carrying any credit card debt. A fixed rate, fixed payment loan is easier to budget for and will increase our credit scores substantially. We don't have any other debt other than student loans. We own our cars free and clear and we don't currently own any real estate so our payments are very low. I hope this answers your questions satisfactorily. Kristina

Member Payment Dependent Notes Series 391804

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
391804	$8,250	$8,250	9.32%	1.00%	April 21, 2009	April 22, 2012	April 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 391804. Member loan 391804 was requested on April 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,300 / month
Current employer:	Peoples Energy	Debt-to-income ratio:	24.45%
Length of employment:	8 years 9 months	Location:	Lancaster, OH

Home town:	Lancaster
Current & past employers:	Peoples Energy, Peoples Bank
Education:	Ohio University-Lancaster Campus

This borrower member posted the following loan description, which has not been verified:

I am recently divorced, raising 2 teenaged boys. I have $15,000 in credit card debt that was accumulated from my ex-husband but I was left with to pay. I've already cashed in an IRA from my previous employer while I was married to pay some of my ex husband's debt. I work full-time but with raising 2 boys it's not enough. This money would help me pay off these 2 cards to get back on my feet. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on April 8, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1984	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	35
Revolving Credit Balance:	$29,576.00	Public Records On File:	0
Revolving Line Utilization:	41.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How is your monthly budget?	Payment amount for this loan is only $50 more than I paying now for the minimum payments on the 2 cards, that of course does not touch the principal.
This is more of a question than a statement, but if this is your ex husband's debt, you should consult an attorney about forcing him to pay for it. Most attorneys will give you a free consultation. Good luck!	Attorney fees would be more than the debt itself, and with 2 children involved, it would cause other problems - when dealing with a temperamental person such as he is for the past 20 years, I know how far I can push him. He has already threatened me many times and I want to avoid confrontations as much as possible.

Member Payment Dependent Notes Series 391852

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
391852	$3,600	$3,600	16.32%	1.00%	April 17, 2009	April 22, 2012	April 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 391852. Member loan 391852 was requested on April 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,500 / month
Current employer:	Red Lobster	Debt-to-income ratio:	1.13%
Length of employment:	4 months	Location:	Manassas, VA

Home town:	Alexandria
Current & past employers:	Red Lobster
Education:	Northern Virginia Community College

This borrower member posted the following loan description, which has not been verified:

I moved in with my dad and need a loan to get furniture in my room. I need everything. A bed, tv, tv stand, dresser, computer desk. Please help!

A credit bureau reported the following information about this borrower member on April 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2007	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$707.00	Public Records On File:	0
Revolving Line Utilization:	17.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi - Have you made arrangements with your father to pay rent, utilities, etc? If so how much? Thanks.	I'm not paying any rent, I just buy groceries for myself and pay for classes at a community college, so I am perfectly able to pay this loan back.
Have you looked around on Craigslist or Freecycle? You might be able to find most this furniture for free.	I'd rather buy nice furniture that will last for awhile, but thank you for the suggestion.

Member Payment Dependent Notes Series 391887

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
391887	$5,000	$5,000	8.00%	1.00%	April 17, 2009	April 24, 2012	April 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 391887. Member loan 391887 was requested on April 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,583 / month
Current employer:	Chevron Corp.	Debt-to-income ratio:	0.50%
Length of employment:	1 year	Location:	Danville, CA

Home town:	Vacaville
Current & past employers:	Chevron Corp.
Education:	University of California-Davis (UC Davis), University of San Francisco (USF)

This borrower member posted the following loan description, which has not been verified:

As you know, lending standards are tight these days. Banks are requiring 25% down. I need a little extra cash for a down payment on an investment property. Your help is greatly appreciated.

A credit bureau reported the following information about this borrower member on April 8, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1988	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33.00	Public Records On File:	0
Revolving Line Utilization:	0.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Cheveon?	Public Affairs
Is this investment property a fix and flip or rental or?? Please advise basic cash flow on this property. What are your plans if the "flip" or "rent" doesn't occur - will you still be able to pay back this loan?	Hello, It is designed as a rental and will be a property that needs little to no work. The property will likely gross $1000-1100 per month. Even if I do not receive one penny in rent, I will have no problem paying back this loan. Just don't have the down in one lump sum. Invest with confidence...I appreciate your assistance.

Member Payment Dependent Notes Series 391892

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
391892	$17,500	$17,500	7.37%	1.00%	April 21, 2009	April 25, 2012	April 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 391892. Member loan 391892 was requested on April 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,792 / month
Current employer:	PricewaterhouseCoopers LLP	Debt-to-income ratio:	8.61%
Length of employment:	3 years 3 months	Location:	STAMFORD, CT

Home town:	Brockton
Current & past employers:	PricewaterhouseCoopers LLP
Education:	University of Notre Dame, University of Connecticut School of Law

This borrower member posted the following loan description, which has not been verified:

Hello, The lease on my 2006 Infiniti G35 coupe ends at the end of May. I am going to exercise my option to buy, which is $21,400. The car is in excellent condition, I have only put 16,000 miles on it. Comparable 2006 Infiniti G35s at a dealership cost $24,000 - $26,500. I plan to pay the Connecticut car taxes and fees in cash, put down approximately $4,000 of the price, and would like to finance the remainder. I could put down substantially more in cash if I desired, however, I am saving for an engagement ring for my girlfriend, and the subsequent wedding of course. Thus, paying off the $17,500 over three years will allow for a relatively small car payment and free up ample cash to have the ring by Fall, and then save for the wedding in Summer of 2011. Financially, I am in very sound shape. I am an attorney, currently working as an international tax and global restructuring senior associate at PricewaterhouseCoopers, LLP. The firm, unlike its Big 4 counterparts, has announced it intends to weather the financial crisis without laying off employees. Irrespective of this, I work in an area of tax law that is doing robust business due to pending proposed legislation involving multinational corporations. I have been with PwC for over three years, and have consistently received the highest possible ratings during our year end review process. I currently make $117,500 a year before bonuses. My monthly take-home income, after 401(k) contributions, is approximately $7,000. My main monthly expense is the approximately $2,600 I pay in home ownership cost (inclusive of insurance, condo fee, and utilities). Otherwise I pay $350 in monthly student loans, and then for the basics (cable, cell phone, car insurance, gas, etc). I have zero credit card debt. My current lease payment is $516 a month, so the montly payment on the loan I am seeking would be more than this, but not substantially more. That pretty much covers it. I have a very secure job that pays well, and the reason I am looking to finance the purchase is so I can save for a ring and wedding over the next two years, while still having ample cash on hand to live life. Thank you for your time and your assistance.

A credit bureau reported the following information about this borrower member on April 11, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,524.00	Public Records On File:	0
Revolving Line Utilization:	8.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Given your description of the job, you should easily get loans with lower interest rate, I assume.	Thanks for your comment. The banks I have contacted have all come in quite high, as the "lease buyout" rate is several points higher than a traditional used car loan. A triumph of form over substance, as I had my car checked out by a mechanic and it is in excellent condition, but this doesn't matter to the banks. For example, I spoke with Bank of America, and the best lease buyout rate I could get was for 9.24%. However, if I was buying the exact same car but from a dealer, I could get a loan at under 6%.
Do you plan on living in your condo if you get married during the term of this loan? Do you expect to have substantial wedding/honeymoon/post honeymoon costs occuring during the term of this loan? Thank you.	Thanks for your interest. Our plan is to live in the condo for the term of the loan and beyond. We will not move from our townhouse until we want a house with a yard. Soonest that would be is five years. I am not the yard-tending type, so the longer we can stay in the condo the better from my point of view. We will have wedding/honeymoon costs during the term of the loan. While not set yet (as I have not yet proposed!), I know she wants a summer 2011 wedding (as she turns 30 that summer and wants to be married before 30 - a mild obsession with her!) We run a surplus, after all our expenses (including food, gas, housing, an allowance for clothes/entertainment, etc.), of about $3,500 a month. If we can save $2,000-$2,500 a month or so (allowing about $1,000 for other expenses that may come up) towards wedding/honeymoon costs, that should be ample cash for the smaller wedding she wants and the as-yet unplanned honeymoon. In addition, annual bonuses we get are not included in our monthly budget. In the past, such bonuses went towards furnishing our place. That is pretty much done at this point (all we have left is some end tables for the bedroom), so any such bonuses would go directly into the wedding/honeymoon fund. So to answer your question, yes, we will start saving towards wedding/honeymoon during the term of the loan. However, the funds for the wedding/honeymoon will come from our monthly surplus and bonuses. As I have been referring to our joint expenses/housing, I should probably quickly mention that my girlfriend is also an attorney. She works in insurance defense, and is quite busy these days. Her firm is actually hiring, as it seems in the current economy many of her clients are seeing an increase in lawsuits. Thanks for you consideration.

Member Payment Dependent Notes Series 391972

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
391972	$8,000	$8,000	9.32%	1.00%	April 21, 2009	April 22, 2012	April 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 391972. Member loan 391972 was requested on April 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,143 / month
Current employer:	First State Orthopaedics	Debt-to-income ratio:	14.99%
Length of employment:	6 years 4 months	Location:	Bear, DE

Home town:	Wilmington
Current & past employers:	First State Orthopaedics
Education:

This borrower member posted the following loan description, which has not been verified:

I want to purchase a 2005 Suzuki Hayabusa 1300 from a private party. I have excellent credit, pay my bills on time and most of the time prior to the date they are due. I would think with my credit history and credit score my interest rate would be lower than 9.32 as another institution was going to allow my loan at 8.24 but they do not finance motorcycle purchases.

A credit bureau reported the following information about this borrower member on April 8, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,575.00	Public Records On File:	0
Revolving Line Utilization:	21.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what is your position with First State Orthopaedics? Are you saying you will not go through with this loan if you do not get 8.24%?	My position at First State Orthopaedics is WC/AA coordinator, I call to verify a patients work comp or auto claim information, auth tests and surgeries with these insurances and make sure the physicians are being paid. I am not saying that I won't take this loan if I don't get a better APR, it's just frustrating to know that I have excellent credit and would have gone with another loan if they allowed the purchase of motorcycles.

Member Payment Dependent Notes Series 392011

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
392011	$5,000	$5,000	9.32%	1.00%	April 17, 2009	April 22, 2012	April 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 392011. Member loan 392011 was requested on April 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,900 / month
Current employer:	Corix Utilities	Debt-to-income ratio:	5.05%
Length of employment:	2 years 5 months	Location:	Sartell, MN

Home town:	Chicago
Current & past employers:	Corix Utilities
Education:	Arizona State University

This borrower member posted the following loan description, which has not been verified:

I need to move across the country to take a promotion but my company won't pay for the move. The promotion will add another 20k to my income.

A credit bureau reported the following information about this borrower member on April 8, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1994	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,767.00	Public Records On File:	0
Revolving Line Utilization:	14.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
DOES YOUR COMPANY PROVIDE A PRODUCT OR SERVICE. WHAT IS YOUR POSITION WITH THE COMPANY. THANKS DRW	We're a utility subcontractor. No product produced. I'm taking a promotion as a supervisor. This will be my second promotion with the company.

Member Payment Dependent Notes Series 392195

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
392195	$2,000	$2,000	13.79%	1.00%	April 15, 2009	April 23, 2012	April 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 392195. Member loan 392195 was requested on April 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,426 / month
Current employer:	Ross Stores	Debt-to-income ratio:	18.07%
Length of employment:	1 year 9 months	Location:	New York, NY

Home town:	Somers Point
Current & past employers:	Ross Stores, Northrop Grumman Corp
Education:	Flagler College, Fashion Institute of Technology (FIT), University of North Florida

This borrower member posted the following loan description, which has not been verified:

Carrying a $12K balance on a credit card which just transferred to another bank. New APR is 19+ % which I am furious with as this happened through no fault of my own. (The APR almost DOUBLED from previously). I have another credit card with my bank carrying a balance of $2.7K and am transferring another $1K (of the 12K) to it. In addition, I have an unsecured loan with $1.4 remaining. I will not be consolidating these 2 as they are at better APR (9-12%). I recently opened another card through my bank at 11% APR and am switching $9K of the balance to this new card. I am looking for a loan to cover the balance of $2K and give me a little breathing room so the cards aren't completely maxed out. I consistently make payments over the minimum each month, just need to cut the cards up and get on with paying down the debt I have now. I also currently have 30K in student loan debt coming out of my account each month (about $300) and rent of $695. My total monthly payments including rent/student loans/bills is about $1500 -1700 which leaves me with roughly $1000 to pay down debt per month.

A credit bureau reported the following information about this borrower member on April 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,306.00	Public Records On File:	0
Revolving Line Utilization:	95.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Will you provide more detail about how you accrued this debt and what actions you have taken to avoid accruing more debt in the future? Are the other cards on introductory rates? Additionally please make sure you read the fine print on transfer fees. Banks are updating the minimum fee, updating the % charged and removing the max cap on transfer fees. If your 1k transfer has a minimmum $50 charge you are paying 5% in one quick hit so you might be better off bumping this loan up to 3k, Good luck with your loan! Thank you.	I accrued the debt while in school. I was not able to work while interning/taking classes and my student loans were not enough to cover living expenses. Also, once school was over, I needed to move to another apartment and had no savings (as I'd been in school with no job) and had new rent/moving/ furniture. etc expenses. I have stopped using the cards but keep them for emergencies. The other cards are not at introductory rates. The card with the 4.5K balance has been at 9.9 APR for years. The new card is also through my bank. The 11% which is variable, but not introductory. And unless I miss a payment, which I have never done, the card should stay at 11%. Thanks, I did read the fine print. I do not have changes to those max caps or updated fees. The balance transfers are at the same APR as for purchases and no fee. Thanks for the info/questions. Let me know if you need anything else?

Member Payment Dependent Notes Series 392210

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
392210	$1,600	$1,600	14.42%	1.00%	April 21, 2009	April 23, 2012	April 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 392210. Member loan 392210 was requested on April 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$674 / month
Current employer:	Social Security Supplemental Income (SSI)	Debt-to-income ratio:	19.14%
Length of employment:	33 years	Location:	Greenwood Village, CO

Home town:	French Camp
Current & past employers:	Social Security Supplemental Income (SSI)
Education:	Reedley College

This borrower member posted the following loan description, which has not been verified:

I am in desperate need to have my teeth worked on and my room mate just got out of the hospital with phenumonia, so funds are stretched at this time.

A credit bureau reported the following information about this borrower member on April 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,816.00	Public Records On File:	0
Revolving Line Utilization:	93.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your current expenses? Will you be able to afford an additional $55/month for the next 3 years?	Im Donna Doris's room mate I will be paying off the loan we are using her name for the loan because of her credit when we filled out loan app there was no place to put a cosigner
That is interesting information, but doesn't really answer my questions. You want lenders at lending club to lend you money. I, as a lender, want to know what your current expenses look like so I can decide whether you will be able to pay us back. You only state $675 in monthly income... that's not much.	This is Doris A Kirk and am confirming the previous from Donna. I get $674.00 every month and Donna works for Z Pizza and brings home anywhere from $1,500.00 to $2,000.00. The difference is because she is a tipped employee. She pays rent so most of my income is free so I can assure you that payment will always be made and on time,

Member Payment Dependent Notes Series 392287

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
392287	$4,500	$4,500	9.63%	1.00%	April 17, 2009	April 23, 2012	April 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 392287. Member loan 392287 was requested on April 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	usf glen moore	Debt-to-income ratio:	0.82%
Length of employment:	5 years 4 months	Location:	fayetteville, NC

Home town:	fayetteville
Current & past employers:	usf glen moore, saia motor freight
Education:	North Carolina A & T State University

This borrower member posted the following loan description, which has not been verified:

consolidate bills and pay off student loan

A credit bureau reported the following information about this borrower member on April 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1990	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$752.00	Public Records On File:	0
Revolving Line Utilization:	27.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Will you provide the balances, interest rates, and current minimum monthly payments for the debt you are consolidating? Thank you.	$600.00 min payment $20.00 18% $300.00 min payment $10.00 9% $450.00 min payment $10.00 12% $250.00 min payment $10.00 14%
Hello. Thank you for the quick response. Will you provide the same information for your student loan? Thank you.	yes,please give me a hour to get home . thank you
Your revolving balance says your debt is less than $1K, can you explain twhy your debts are not in your credit info?	the majority are for student loans which had a grace period but they are now becoming do.i dont know why they are not reported on credit info.
I'll pitch in the last $50 here, but can you tell me what you do at usf glen moore?	p and d for 13 states

Member Payment Dependent Notes Series 392378

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
392378	$5,000	$5,000	15.37%	1.00%	April 17, 2009	April 23, 2012	April 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 392378. Member loan 392378 was requested on April 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	DIRECTV Group Inc.	Debt-to-income ratio:	0.32%
Length of employment:	1 year 2 months	Location:	Sacramento, CA

Home town:	Burbank
Current & past employers:	DIRECTV Group Inc.
Education:	California State University-Sacramento (CSUS)

This borrower member posted the following loan description, which has not been verified:

My wife and I have been married for nearly a year now and are ready to buy our first home and start a family. We both recently graduated from college and are currently employed. While going to school and working full time allowed us to finish our education without going into debt it didn't allow us to save for a home. This loan will help us with a down payment on our first home and lay the foundation for our future. If you have any questions please feel free to ask. Thank you

A credit bureau reported the following information about this borrower member on April 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	25
Revolving Credit Balance:	$260.00	Public Records On File:	0
Revolving Line Utilization:	10.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi Temple1612~ Would you please discuss the delinquency you have showing on your record 25 months ago? Also, please try and verify your income with Lendingclub :) Thanks	I verified my income with lending club yesterday so that should be taken care of. As far as the delinquency 25 months ago goes it was a towing bill that I was unaware of because I moved and the towing company didn't have my current address, but as soon as I found out about it I paid it off in full. I hope this helps.
Are you aware of the $8000 tax credit available now to first time homebuyers? You can claim on 2008 tax return by filing an amendment after closing and use to pay off this high interest loan used for the deposit.	Thanks for the advice! I was thinking about doing just that! Thanks
Do you expect your monthly house payment to be less than your current rent payment?	We are expecting our payments to be about the same. But are able to pay more if we have too. Thanks

Member Payment Dependent Notes Series 392602

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
392602	$9,000	$9,000	9.32%	1.00%	April 20, 2009	April 24, 2012	April 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 392602. Member loan 392602 was requested on April 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$9,333 / month
Current employer:	Computer Task Group	Debt-to-income ratio:	0.43%
Length of employment:	4 years 6 months	Location:	Cincinnati, OH

Home town:	Fairborn
Current & past employers:	Computer Task Group, Integrated Info Tech Corp, Modern Technologies Corp
Education:	University of Dayton, Regis University

This borrower member posted the following loan description, which has not been verified:

It is my goal to make this loan as safe as possible for you while meeting my needs! I am seeking $9,000 to replace the capital I used for a recent real estate purchase. I managed to negotiate a deal on an 800 sq. ft. one bedroom house that needs minimal repair for $8,500 cash. The additional $500 will cover my closing costs and some of the very minor repair work that is needed. This property will not have a mortgage against it because the loan amount would be so small. This home was previously rented for $450, which is what I plan on asking for it. My insurance, taxes, and management costs will run about $125, which leaves $325 to cover the cost of my loan at about $287 per month. In the event that the unit is vacant I can easily cover the payment from my other rental income (net $900/month) or from my salary (net $4,700/month). My only personal monthly expenses are car insurance at $89/month as we run the household entirely off my wife's income. I have no other debt aside from the mortgages on my other rental properties.

A credit bureau reported the following information about this borrower member on April 10, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,074.00	Public Records On File:	0
Revolving Line Utilization:	3.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why the big gap of $4633 between your monthly gross income and net income? With that kind of income, you should be able to cover this capital need almost out of pocket. Something is missing from this picture. Please explain.	Here's what my check stub looks like for my last 2-week pay period: Gross - $4,307.69 Fed Income - $727.31 FICA - $259.48 Medicare - $60.69 OH Income - $131.52 Health FSA - $125.00 401k Trust - $646.15 Total Deductions - $1950.15 Net - $2357.54 Local income taxes of an additional 2% are not taken from my earnings. I pay these quarterly directly to the city. And you're absolutely right, I can (and did) cover this out of pocket. I paid cash for this property out of pocket. I want to replace that cash with this loan so that I can go back out and buy more property. The interest rate of 9.32% with $68 in fees on this loan is much cheaper than the local temporary investor financing, which runs about 10% with $1,500 to 5% of the loan amount in fees.
Are you getting your income verified by Lendingclub? It helps from an investor perspective to see the green check mark :)	Yes, I believe I selected that option when signed up.

Member Payment Dependent Notes Series 392670

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
392670	$10,000	$10,000	9.63%	1.00%	April 20, 2009	April 24, 2012	April 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 392670. Member loan 392670 was requested on April 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	American Tax Funding, LLC	Debt-to-income ratio:	1.14%
Length of employment:	1 year 3 months	Location:	Jupiter, FL

Home town:	Sydney
Current & past employers:	American Tax Funding, LLC
Education:

This borrower member posted the following loan description, which has not been verified:

We are just about to purchase our first home. There is not going to be a mortgage on the property as we paid cash. We are looking for a loan to make improvements on mainly the kitchen and bathroom. The reason I am using Lending Club for this loan is because I am a lender myself and now see the benefits of lending and borrowing. I did not want to take a mortgage out on the property because the closing costs are way too high for the dollar amount I am looking for. I have very strong credit as I have never been late on a payment. This loan will probably be paid off between 1 and 2 years. The combined household annual income for my wife and me is $78,000. If you have any questions please don't hesitate to ask.

A credit bureau reported the following information about this borrower member on April 10, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2004	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$974.00	Public Records On File:	0
Revolving Line Utilization:	4.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you verify your income and credit score with lending club? The little stars makes the biggest difference in whether or not to invest in this loan. Also can you provided a detailed breakdown of monthly expenses, along with a detailed breakdown of total income (biweekly or monthly), as stated in your paycheck, and current amount in savings? Thanks -Z	Thank you for your question. Yes I can verify any and all information listed. In regards to my credit score, Lending Club verified it at the beginning of the application process. I also marked that I can verify my income. I don't know at what part of the loan process Lending Club asks for income information. My monthly expenses are very low as I do not have a mortgage, both cars are free of liens and my credit card balance is very low. The combined household income is $78,000 and both incomes are received bi-weekly. Our savings is about to decrease because of the purchase of the property. It is going to be around $15K to $20K after everything is done. Thank you for taking an interest in my loan.

Member Payment Dependent Notes Series 392880

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
392880	$9,575	$9,575	9.63%	1.00%	April 21, 2009	April 27, 2012	April 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 392880. Member loan 392880 was requested on April 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,750 / month
Current employer:	Project IMPACT	Debt-to-income ratio:	10.72%
Length of employment:	3 years	Location:	SAN FRANCISCO, CA

Home town:	San Francisco
Current & past employers:	Project IMPACT, Rezenberger.inc
Education:	Solano Community College

This borrower member posted the following loan description, which has not been verified:

Money will be used to refinance the 2003 Ford Mustang that I am currently purchasing. I'm a excellent candidate for the loan with a credit score above 700. Also, I've never missed or made a late payment.

A credit bureau reported the following information about this borrower member on April 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2005	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,305.00	Public Records On File:	0
Revolving Line Utilization:	26.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 392890

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
392890	$2,775	$2,775	7.68%	1.00%	April 15, 2009	April 25, 2012	April 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 392890. Member loan 392890 was requested on April 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,538 / month
Current employer:	University of Minnesota	Debt-to-income ratio:	4.55%
Length of employment:	8 months	Location:	MINNEAPOLIS, MN

Home town:	Knoxville
Current & past employers:	University of Minnesota, Jump Technologies, Inc., MakeMusic, Inc., University of Iowa
Education:	University of Minnesota, University of Iowa, Wartburg College

This borrower member posted the following loan description, which has not been verified:

I recently was laid off from the better-paying of my two jobs, and as a result, I need some help with paying my federal and state taxes. I am currently a doctoral candidate at a state university, and I expect to graduate at the end of May. My income currently comes from my teaching assistant position. The job I lost was in the IT field, and I am in an area where I expect to be able to work in that field full-time at a quite reasonable income upon graduation. I have also been applying for academic positions in the field of my doctorate, which happens to be saxophone performance. I have always had excellent credit (since 1996, the year I opened a credit card for the first time). Before I moved where I am now to get my doctorate, I had a home mortgage for which I kept up my end of the payments without being late. I do anticipate additional income that will let me get this loan paid, and if all else fails, I will have unemployment compensation for a time once my teaching assistant job ends. My tax bill is as high as it is in large part due to some issues with the employer that laid me off. This loan will help me get back on my feet and finish school with a more reasonable financial outlook than other ways I could try to get this loan (credit cards, etc.). Thank you for your reading, and I hope that assisting me will be beneficial for you.

A credit bureau reported the following information about this borrower member on April 11, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,223.00	Public Records On File:	0
Revolving Line Utilization:	6.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 393171

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
393171	$2,000	$2,000	13.16%	1.00%	April 17, 2009	April 27, 2012	April 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 393171. Member loan 393171 was requested on April 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	YWCA of Fort Worth	Debt-to-income ratio:	9.55%
Length of employment:	3 years	Location:	Fort Worth, TX

Home town:	Seymour
Current & past employers:	YWCA of Fort Worth, Outreach Communications
Education:	North Central Texas College

This borrower member posted the following loan description, which has not been verified:

I only recently got into serious debt. It's not serious enough to qualify for debt consolidation services in ordinary institutions, because my total debt is less than $5000. I only have $700 limit credit card and unfortunately, I don't currently meet the credit limitations criteria. I got into real trouble with payday loans and their high interest rates. Now, it seems I can't get out of the vicious cyle. It was a current crisis that put me in this situation and for the past 6 years I've been working hard to improve my credit score. I don't want it to get worse and would love an opportunity to consolidate all of these into one low interest loan. Until my recent problem, I was paying all bills on time and had no NSF's on my bank statements. I appreciate anything anyone can do to help.

A credit bureau reported the following information about this borrower member on April 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$635.00	Public Records On File:	0
Revolving Line Utilization:	42.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you list your creditors and balance? How much is your rent and utilities? Do you own a car? If so how much is gas and insurance? Do you have any dependents?	My rent is $510. Utilities vary according to he season, say from $100 to $200 for electric. Approx. $40 for water. Phone, satellite and internet is $140. Yes, I own a car, an old one. So theres no payment, it's small so gas is not bad...right now. Insurance is $60/mo. I'm very "green" oriented and try to keep cost at a minimum. Yes, I have a teenage son who is high-functioning autistic (Asperger's Syndrome), and lives with my parents. I do provide for his care, but have some flexibility because of his father's and my parent's assistance as well as social service agencies. Also, 2 dogs and a parrot. As mentioned in my profile, I have recently got caught in the web of payday loans. I've practically lost track, but can and will gather the info if requested. It's around 5-6 loans from $250 to $700, which is my purpose of this request.
May I ask why you needed payday loans, instead of going to a traditional bank or credit union? What are your current interest rates on the loans? Your revolving credit balance appears to be less than $700, why do you need $2000? Thanks!	Well, I didn't need enough to go to a bank or credit union. They don't want to lend small amounts, and with the recent problems banks have been having, they have been reluctant to lend. The revolving credit balance shown on my credit reports is my credit card, which is only a llimit of $700. I ended up in the payday loan cycle of having too high of interests charges and now that is about all I'm able to pay. A mistake I would not make again. When you consider that with 4-5 payday loans from $250 to $700 each and the fees at approx $20 to $30 for each $100, well that just about eats up my income in addition to regular living expenses. I hope this answers your question. If there's anything else, please let me know.

Member Payment Dependent Notes Series 393264

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
393264	$8,000	$8,000	7.68%	1.00%	April 21, 2009	April 28, 2012	April 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 393264. Member loan 393264 was requested on April 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Merrymeeting Inc.	Debt-to-income ratio:	11.59%
Length of employment:	1 year 5 months	Location:	CLEVELAND, OH

Home town:	Cleveland
Current & past employers:	Merrymeeting Inc., Integrated Marketing Technologies
Education:	Cuyahoga Community College District

This borrower member posted the following loan description, which has not been verified:

3,000 to pay off car loan, 4000 to pay off credit card, 1000 for personal needs

A credit bureau reported the following information about this borrower member on April 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,287.00	Public Records On File:	0
Revolving Line Utilization:	27.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Merrymeeting?	They are a franchise investment company.

Member Payment Dependent Notes Series 393419

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
393419	$1,500	$1,500	9.63%	1.00%	April 21, 2009	April 27, 2012	April 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 393419. Member loan 393419 was requested on April 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,000 / month
Current employer:	Tom King	Debt-to-income ratio:	9.80%
Length of employment:	3 years	Location:	Hamden, CT

Home town:	New Haven
Current & past employers:	Tom King
Education:	Curry College Bachlor of Arts in Criminal Justice

This borrower member posted the following loan description, which has not been verified:

I am currently looking for a loan to pay for a class that i need to take to continue in the profession I am trying to pursue.

A credit bureau reported the following information about this borrower member on April 13, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Also, what do you do at Tom King?	Tom King owns a masonry company and i am the head laborer and i help the mason with any service needed.
WHAT IS THE PROFESSION YOU ARE TRYING TO PURSUE? THANK YOU DRW	i am currently in the process of becoming a police officer. i start the acedemy in july. As of right now i have a bachlor of arts in crminal justice. I am going for my masters and my fater works at a college close by my home. Although i am able to get a decent discount because of my father working at this college i still need to come up with some money to pay for the classes required. I am going into Public policy for my masters. This will help me move up further in the ranks as a police officer once i start.

Member Payment Dependent Notes Series 393800

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
393800	$3,600	$3,600	7.37%	1.00%	April 17, 2009	April 28, 2012	April 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 393800. Member loan 393800 was requested on April 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,674 / month
Current employer:	HNTB	Debt-to-income ratio:	12.38%
Length of employment:	1 year 10 months	Location:	Houston, TX

Home town:	Calhoun
Current & past employers:	HNTB
Education:	Lousiana Tech University

This borrower member posted the following loan description, which has not been verified:

Had to move quickly due to organizational changes of current employer (as a result of the state of the economy). Company did not offer to pay moving expenses, need financial help to buy new furniture.

A credit bureau reported the following information about this borrower member on April 14, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,060.00	Public Records On File:	0
Revolving Line Utilization:	8.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Will you please explain the recent inquiries on your credit report? Thank you.	I would assume one is for approval for my current apartment and the other one an application for a personal loan from a bank (didn't accept their offer, wanted to compare interest rates). However, I can't be for certain because the latest "inquiry shared with others" that displays on my credit report is June 2008, more than six months ago. I will update the answer to this question once my credit report is updated.

Member Payment Dependent Notes Series 393839

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
393839	$6,000	$6,000	8.00%	1.00%	April 20, 2009	April 29, 2012	April 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 393839. Member loan 393839 was requested on April 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,250 / month
Current employer:	Pittsburgh Mercy Health System	Debt-to-income ratio:	6.65%
Length of employment:	1 year 10 months	Location:	Pittsburgh, PA

Home town:	Pittsburgh
Current & past employers:	Pittsburgh Mercy Health System, Coalition for Christian Outreach
Education:	Grove City College

This borrower member posted the following loan description, which has not been verified:

I'm fed up with my credit card debt and looking to consolidate at a better interest rate.

A credit bureau reported the following information about this borrower member on April 15, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,487.00	Public Records On File:	0
Revolving Line Utilization:	11.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 394495

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
394495	$1,000	$1,000	8.00%	1.00%	April 21, 2009	April 30, 2012	April 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 394495. Member loan 394495 was requested on April 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	All Rentls Network Inc	Debt-to-income ratio:	9.26%
Length of employment:	1 year 11 months	Location:	Chico, CA

Home town:	Sebastopol
Current & past employers:	All Rentls Network Inc
Education:	California State University-Chico (CSU Chico)

This borrower member posted the following loan description, which has not been verified:

My friend has a $2000 Kona mountain bike that he is willing to sell me for $1000. It has brand new shocks and rides great. The summer is coming and I really want to get a new mountain bike to stay in shape and have some fun. There is an awesome park just minutes from my house and I barely get to use it because my current bike is a cheapo bike that I got a few years ago. Thank you for your consideration!

A credit bureau reported the following information about this borrower member on April 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,106.00	Public Records On File:	0
Revolving Line Utilization:	31.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Prospectus Supplement (Sales Report) No. 27 dated April 21, 2009